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As filed with the Securities and Exchange Commission on April 22, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Sinclair Broadcast Group, Inc.
(Exact name of registrant as specified in its charter)

Maryland	52-1494660
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

10706 Beaver Dam Road
Hunt Valley, Maryland 21030
(410) 568-1500
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

David D. Smith
President And Chief Executive Officer
10706 Beaver Dam Road
Hunt Valley, Maryland 21030
(410) 568-1500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

See Table of Additional Registrants.

With a copy to:

John B. Watkins, Esq.
Roger J. Patterson, Esq.
Wilmer, Cutler & Pickering
2445 M Street, N.W.
Washington, D.C. 20037
(202) 663-6000

        Approximate date of commencement of proposed sale to the public: As soon as practicable and from time to time after the effective date of this registration statement as determined by market conditions and other factors.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

        The Registrant hereby amends this Registration Statement on the date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(2)	Amount of registration fee

Debt Securities (4) (10)

Guarantees of Subsidiary Registrants (5) (6)

Class A Common Stock (7) (10)	(3)	(3)	(3)	(3)

Preferred Stock, par value $.01 per Share (8) (10)

Depositary Shares (9) (10)

Total	$350,000,000(11)	100%	$350,000,000(11)	$32,200(12)

(1)
The proposed maximum offering price per unit will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

(3)
Not specified as to each class of securities to be registered pursuant to General Instruction II.D. to Form S-3.

(4)
Subject to note (11) below, there is being registered an indeterminate principal amount of debt securities.

(5)
No separate consideration will be received for the guarantees.

(6)
Under Rule 457(n), no fee is payable with respect to the guarantees.

(7)
Subject to note (11) below, there is being registered an indeterminate number of shares of common stock.

(8)
Subject to note (11) below, there is being registered an indeterminate number of shares of preferred stock.

(9)
Subject to note (11) below, there is being registered an indeterminate number of depositary shares.

(10)
Subject to note (11) below, this Registration Statement also covers the indeterminate amount of securities as may be issued in exchange for, or upon conversion or exercise of, as the case may be, the debt securities, preferred stock, or depositary shares registered hereunder. No separate consideration will be received for any securities registered hereunder that are issued in exchange for, or upon conversion of, as the case may be, the debt securities, preferred stock, or depositary shares.

(11)
In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this Registration Statement exceed $350,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies. The amount represents the offering price of any preferred stock, common stock and depositary shares, the principal amount of any debt securities issued at their stated principal amount and the issue price rather than the principal amount of any debt securities issued at an original issue discount. The aggregate principal amount of the debt securities may be increased if any debt securities are issued at an original issue discount by an amount such that the offering price to be received by the registrant shall be equal to the above amount to be registered. Any offering of securities denominated other than in U.S. dollars will be treated as the equivalent of U.S. dollars based on the exchange rate applicable to the purchase of the securities at the time of initial offering. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(12)
Calculated pursuant to Rule 457(o) at the statutory rate of $92 per $1,000,000 of securities registered.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Primary Executive Offices
Chesapeake Television, Inc.	Maryland	52-1590917	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
KSMO, Inc.	Maryland	52-1836395	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WCGV, Inc.	Maryland	52-1836393	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Acquisition IV, Inc.	Maryland	52-1947227	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WLFL, Inc.	Maryland	52-1911462	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Media I, Inc.	Maryland	52-1742771	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WSMH, Inc.	Maryland	52-1952880	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Media II, Inc.	Maryland	52-1313500	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WSTR Licensee, Inc.	Maryland	52-1958895	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WGME, Inc.	Maryland	52-2050323	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Media III, Inc.	Maryland	52-1836394	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WTTE, Channel 28 Licensee, Inc.	Maryland	52-1742776	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WTTO, Inc.	Maryland	52-1836391	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WTVZ, Inc.	Maryland	52-1903498	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WYZZ, Inc.	Maryland	52-1959155	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
KOCB, Inc.	Oklahoma	73-1021304	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Primary Executive Offices
FSF-TV, Inc.	North Carolina	56-1744771	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
KSMO Licensee, Inc.	Delaware	52-1966077	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WDKY, Inc.	Delaware	61-1250982	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WYZZ Licensee, Inc.	Delaware	52-1959631	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
KLGT, Inc.	Minnesota	41-1706187	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Television Company II, Inc.	Delaware	52-2091286	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Communications, Inc.	Maryland	52-1977539	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WSYX Licensee, Inc.	Maryland	52-2100995	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WGGB, Inc.	Maryland	52-1976547	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WTWC, Inc.	Maryland	52-2149163	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Communications II, Inc.	Delaware	04-3289279	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Holdings I, Inc.	Virginia	54-1637082	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Holdings II, Inc.	Virginia	54-1781478	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Holdings III, Inc.	Virginia	54-1834835	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Television Company, Inc.	Delaware	58-1719496	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Television of Buffalo, Inc.	Delaware	22-2997498	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Television of Charleston, Inc.	Delaware	57-0856686	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Television of Nashville, Inc.	Tennessee	62-0948016	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Primary Executive Offices
Sinclair Television of Nevada, Inc.	Nevada	88-0299238	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Television of Oklahoma, Inc.	Delaware	04-3404863	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Television of Tennessee, Inc.	Delaware	62-1663615	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Television License Holder, Inc.	Nevada	04-3404381	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Television of Dayton, Inc.	Delaware	25-1462963	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Acquisition VII, Inc.	Maryland	52-2202776	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Acquisition VIII, Inc.	Maryland	52-2202775	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Acquisition IX, Inc.	Maryland	52-2202774	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Acquisition X, Inc.	Maryland	52-2202779	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Acquisition XI, Inc.	Maryland	52-2202778	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Acquisition XII, Inc.	Delaware	52-2211255	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Montecito Broadcasting Corporation	Delaware	33-0773615	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Channel 33, Inc.	Nevada	88-0233278	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WNYO, Inc.	Delaware	65-0617241	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
New York Television, Inc.	Maryland	52-2261453	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Properties, LLC	Virginia	54-1781481	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Properties II, LLC	Virginia	54-1896557	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
KBSI Licensee L.P.	Virginia	54-1762871	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Primary Executive Offices
KETK Licensee L.P.	Virginia	54-1816155	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WMMP Licensee L.P.	Virginia	54-1816156	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WSYT Licensee L.P.	Virginia	54-1717683	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WEMT Licensee L.P.	Virginia	54-1794615	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WKEF Licensee L.P.	Virginia	54-1762869	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WGME Licensee, LLC	Maryland	52-2149851	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WICD Licensee, LLC	Maryland	52-2149843	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WICS Licensee, LLC	Maryland	52-2149853	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
KGAN Licensee, LLC	Maryland	52-2149845	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WSMH Licensee, LLC	Maryland	52-2115781	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WPGH Licensee, LLC	Maryland	52-2115755	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
KDNL Licensee, LLC	Maryland	52-2115752	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WCWB Licensee, LLC	Maryland	52-2203568	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WTVZ Licensee, LLC	Maryland	52-2115761	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Chesapeake Television Licensee, LLC	Maryland	52-2115731	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
KABB Licensee, LLC	Maryland	52-2115751	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
SCI-Sacramento Licensee, LLC	Maryland	52-2117009	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WLOS Licensee, LLC	Maryland	52-2115696	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Primary Executive Offices
KLGT Licensee, LLC	Maryland	52-2117084	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WCGV Licensee, LLC	Maryland	52-2115785	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
SCI-Indiana Licensee, LLC	Maryland	52-2115757	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
KUPN Licensee, LLC	Maryland	52-2115754	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WEAR Licensee, LLC	Maryland	52-2117080	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WLFL Licensee, LLC	Maryland	52-2115786	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WTTO Licensee, LLC	Maryland	52-2115688	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WTWC Licensee, LLC	Maryland	52-2149854	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WGGB Licensee, LLC	Maryland	52-2149857	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
KOCB Licensee, LLC	Maryland	52-2115783	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WDKY Licensee, LLC	Maryland	52-2115782	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
KOKH Licensee, LLC	Maryland	52-2203569	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WUPN Licensee, LLC	Maryland	52-2203571	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WUXP Licensee, LLC	Maryland	52-2203570	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WCHS Licensee, LLC	Maryland	52-2115763	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Finance, LLC	Minnesotta	41-1996699	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Birmingham (WABM-TV) Licensee, Inc.	Maryland	52-1911594	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Raleigh (WRDC-TV) Licensee, Inc.	Maryland	25-1761433	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Primary Executive Offices
San Antonio (KRRT-TV) Licensee, Inc.	Maryland	23-2930453	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WVTV Licensee, Inc.	Maryland	51-0350913	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WUHF Licensee, LLC	Nevada	75-2975838	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WMSN Licensee, LLC	Nevada	75-2976030	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WRLH Licensee, LLC	Nevada	75-2976002	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WUTV Licensee, LLC	Nevada	75-2975851	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WXLV Licensee, LLC	Nevada	75-2975864	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WZTV Licensee, LLC	Nevada	75-2975977	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated April 22, 2002

PROSPECTUS

$350,000,000

Sinclair Broadcast Group, Inc.

Class A Common Stock
Debt Securities
Preferred Stock
Depositary Shares

        We will provide the specific terms of the securities in one or more supplements to this prospectus. You should read this prospectus and the related prospectus supplement carefully before you invest in our securities. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement describing the method and terms of the offering of those offered securities.

        Our common stock is listed on Nasdaq Stock Market's National Market System under the symbol "SBGI".

        See "Risk Factors" beginning on page 5 of this prospectus for a discussion of risks associated with securities offered by this prospectus.

        Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2002.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using a shelf registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $350,000,000 or the equivalent denominated in foreign currencies. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The prospectus supplement may also add, update or change information contained in this prospectus. The prospectus supplement may also contain information about any material federal income tax considerations relating to the securities covered by the prospectus supplements. You should read both this prospectus and any prospectus supplement together with additional information under the heading "Where You Can Find More Information."

        You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

        The information in this prospectus is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus is accurate as of any other date.

        In this prospectus, unless otherwise indicated, the words "Sinclair," "our," "us" and "we" refer to Sinclair Broadcast Group, Inc. and its subsidiaries.

DISCLOSURE REGARDING FORWARD LOOKING STATEMENTS

        This prospectus (including the documents incorporated by reference) contains forward looking statements. Discussions containing the forward looking statements may be found in the material set forth within this prospectus generally and in the documents incorporated herein by reference. In addition, when used in this prospectus or the documents incorporated by reference, the words "intends to," "believes," "anticipates," "expects" and similar expressions are intended to identify forward looking statements. All forward looking statements involve risks, uncertainties and contingencies, many of which are beyond the control of Sinclair, which may cause actual results, performance or achievements to differ materially and adversely from anticipated results, performances or achievements. Factors that might affect the forward looking statements include, among other things:

  •
  the factors described in "Risk Factors" in our Form 10-K incorporated by reference into this prospectus;

  •
  the impact of changes in national and regional economies;

  •
  higher levels of programming costs;

  •
  the continuing impact of the terrorist attacks on September 11, 2001 and the impact of any additional attacks which may occur;

  •
  our ability to attract and maintain our local and national advertising;

  •
  changes in the makeup of the population in the areas where our stations are located;

  •
  the activities of our competitors;

  •
  the popularity of our programming; and

  •
  the effects of governmental regulation of broadcasting or changes in those regulations and court actions interpreting those regulations.

        All subsequent written and oral forward looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements. We undertake no obligation to update forward looking statements to reflect developments or information obtained after the date on the cover page of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the information requirements of the Exchange Act, and in accordance therewith file reports, proxy statements and other information with the SEC. You may read and copy this information at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549, or at the SEC's other public reference facilities. Please call the SEC at 1-800-SEC-0330 for further information on the operation and location of the SEC's public reference facilities. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. You may also review these reports and other information through the SEC's Electronic Data Gathering, Analysis, and Retrieval System ("EDGAR") which is publicly available through the SEC's World Wide Web site (http://www.sec.gov). In addition, our class A common stock is listed on the Nasdaq Stock Market's National Market System, and material filed by us can be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

        The following documents that we filed with the SEC are incorporated by reference in this prospectus:

        (a)  Our Annual Report on Form 10-K for the year ended December 31, 2001, together with the report of Arthur Andersen LLP, independent certified public accountants, on the financial statements of Sinclair Broadcast Group, Inc.;

        (b)  Our Current Report on Form 8-K filed on March 5, 2002; and

        (c)  The description of our capital stock set forth in our registration statement on Form 8-A filed May 17, 1995, including all amendments and reports filed for the purpose of updating such description.

        We are also incorporating by reference additional documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the end of the offering. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information that is included in this prospectus.

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered hereby. This prospectus does not contain all of the information set forth in the registration statement, certain portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information with respect to us and the securities offered hereby, reference is made to the registration statement and the exhibits thereto and the financial statements, notes and reference facilities of the SEC referred to above. Statements made in this prospectus concerning the contents of any documents referred to in this prospectus are not necessarily complete, and in each instance are qualified in all respects by reference to the copy of the document filed as an exhibit to the registration statement.

        We will provide without charge to each person to whom this prospectus is delivered, upon request, a copy of any or all of the documents described above that have been or may be incorporated by reference in this prospectus other than exhibits to those documents, unless the exhibits are specifically incorporated by reference into the documents. Any requests should be directed to:

David B. Amy
Sinclair Broadcast Group, Inc.
10706 Beaver Dam Road
Hunt Valley, MD 21030

SINCLAIR BROADCAST GROUP, INC.

        We are a diversified television broadcasting company that owns, provides programming and operating services pursuant to local marketing agreements (LMAs) or provides sales services pursuant to outsourcing agreements to more television stations than all but one other commercial broadcasting group in the United States. We currently own, provide programming and operating services pursuant to LMAs or provide sales services to 63 television stations in 40 markets. We currently have duopolies, where we own and operate two stations, in ten markets; own and operate a station and provide programming and operating services to a second station in nine markets; and own a station and provide or are provided sales, operational and managerial services to a second station in two markets.

        We have a mid-size market focus and 47 of our 63 stations are located in television designated market areas (DMAs) that rank between 13th and 75th largest in the United States. Our television station group is diverse in network affiliation with 20 stations affiliated with Fox, 20 with The WB, eight with ABC, six with UPN, four with NBC and three with CBS. Two stations are not affiliated with any network.

        We underwent rapid and significant growth from 1991 to 2000, most of which occurred prior to the end of 1999. Since 1991, we have increased the number of television stations we own or provide services to from three television stations to 63 television stations. Prior to September 1999, we also owned, operated and/or programmed up to 52 radio stations in ten markets. We sold all of our interests in radio stations in 1999 and 2000.

        We are a Maryland corporation formed in 1986. Our principal offices are located at 10706 Beaver Dam Road, Hunt Valley, MD 21030, and our telephone number is (410) 568-1500.

RISK FACTORS

        This offering involves a high degree of risk. You should consider carefully the risks described below, together with the other information included in or incorporated by reference into this prospectus, before investing in the securities offered by this prospectus.

Your right to receive payment on subordinated debt securities and underlying subordinated guarantees will be junior to all of our and the guarantors' senior debt.

        Unless we inform you otherwise in the applicable prospectus supplement, subordinated debt securities offered by this prospectus will be general unsecured obligations, junior in right of payment to all of our and any guarantor's existing and future senior debt, including obligations under our amended and restated bank credit agreement. Unless provided otherwise in the applicable prospectus supplement, subordinated debt securities will not be secured by any of our or any guarantors' assets, and as such will be effectively subordinated to any secured debt that we or any guarantors may have now or may incur in the future to the extent of the value of the assets securing that debt. Unless we inform you otherwise in the applicable prospectus supplement, if we or a guarantor is declared bankrupt, becomes insolvent or is liquidated or reorganized, any debt that ranks ahead of subordinated debt securities and any guarantees will be entitled to be paid in full in cash or cash equivalents or in any other manner acceptable to holders of senior debt from our assets or the assets of the guarantor, as applicable, before any payment may be made with respect to the subordinated debt securities or under the affected guarantees. In any of the foregoing events, we cannot assure you that we or any guarantor would have sufficient assets to pay amounts due on the subordinated debt securities or the related guarantees. As a result, holders of subordinated debt securities may receive less, proportionally, than the holders of debt that is senior to the subordinated debt securities and any guarantees thereof. Unless we inform you otherwise in the applicable prospectus supplement, the subordination provisions of the indenture will also provide that we can make no payment to you during the continuance of payment defaults on our senior debt, and payments to you may be suspended for a period of up to 179 days if a nonpayment default exists under our senior debt.

The guarantees may be released under certain circumstances.

        Unless we inform you otherwise in the applicable prospectus supplement, any guarantee of a guarantor, if granted, may be released at any time if we sell, exchange or transfer the stock of that guarantor or substantially all of the assets of that guarantor to a non-affiliate. Unless we inform you otherwise in the applicable prospectus supplement, under the indenture governing the debt securities, the net cash proceeds of any asset sale will be required to be applied to the repayment of any indebtedness senior to the debt securities offered hereby or to the purchase of properties and assets for use in our businesses existing on the date of the indenture or reasonably related thereto. Unless we inform you otherwise in the applicable prospectus supplement, any guarantee of any of the guarantors may also be released at such time as such guarantor no longer guarantees any of our other debt.

If debt securities are guaranteed, they may be guaranteed by less than all of our subsidiaries, and your right to receive payments on guaranteed debt securities could be adversely affected if any of our non-guarantor subsidiaries declare bankruptcy, liquidate or reorganize.

        If debt securities are guaranteed by our subsidiaries, they may be guaranteed by less than all of our subsidiaries. If any non-guarantor subsidiaries becomes insolvent, liquidates, reorganizes, dissolves or otherwise winds up, holders of their indebtedness and their trade creditors will generally be entitled to payment on their claims from the assets of those subsidiaries before any of those assets are made available to us. Consequently, your claims in respect of guaranteed debt securities will be effectively subordinated to all of the liabilities (including trade credit) of our non-guarantor subsidiaries.

Any guarantees may not be enforceable because of fraudulent conveyance laws.

        The incurrence of any guarantees by the guarantors may be subject to review under U.S. federal bankruptcy law or relevant state fraudulent conveyance laws if a bankruptcy case or lawsuit is commenced by or on behalf of the guarantors' unpaid creditors. Under these laws, if a court were to find that, at the time the guarantor incurred a guarantee of debt securities, the guarantor:

  •
  incurred the guarantee of the debt securities with the intent of hindering, delaying or defrauding current or future creditors; or

  •
  received less than reasonably equivalent value or fair consideration for incurring the guarantee;

and, if the guarantor:

  •
  was insolvent or was rendered insolvent;

  •
  was engaged, or about to engage, in a business or transaction for which its remaining assets constituted unreasonably small capital to carry on its business; or

  •
  intended to incur, or believed that it would incur, debts beyond its ability to pay as such debts matured (as all of the foregoing terms are defined in or interpreted under the relevant fraudulent transfer or conveyance statutes), then the court could avoid the guarantee of the guarantor or subordinate the amounts owing under the guarantee to the guarantor's presently existing or future debt or take other actions detrimental to you. It may be asserted that the guarantors incurred their guarantees for our benefit and they incurred the obligations under the guarantees for less than reasonably equivalent value or fair consideration. The measure of insolvency for purposes of the foregoing considerations will vary depending upon the law of the jurisdiction that is being applied in any such proceeding. Generally, a company would be considered insolvent if, at the time it incurred the debt or issued the guarantee, either:

  •
  the sum of its debts (including contingent liabilities) is greater than its assets, at fair valuation; or

  •
  the present fair salable value of its assets is less than the amount required to pay the probable liability on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured.

If a guarantee is avoided as a fraudulent conveyance or found to be unenforceable for any other reason, you will not have a claim against that guarantor and will only be a creditor of ours or any guarantor whose obligation was not set aside or found to be unenforceable. We do not intend to separately obtain a solvency opinion in connection with any issuance of debt securities.

We depend on the cash flow of our subsidiaries to satisfy our obligations, including obligations under any securities offered by this prospectus.

        Our operations are conducted through our direct and indirect wholly-owned subsidiaries, certain of which may guarantee the debt securities offered by this prospectus. As a holding company, we own no significant assets other than our equity in our subsidiaries, and we are dependent upon the cash flow of our subsidiaries to meet our obligations. Accordingly, our ability to make interest and principal payments when due to holders of debt securities offered by this prospectus, or dividend payments or other distributions on any preferred stock offered by this prospectus, and our ability to purchase any securities upon a change of control (if the terms of the debt securities require this) will be dependent upon the receipt of sufficient funds from our subsidiaries, which may be restricted by the terms of existing and future senior indebtedness of our subsidiaries, including the terms of existing and future guarantees of our indebtedness given by our subsidiaries. Unless we inform you otherwise in the applicable prospectus supplement, subordinated debt securities and any subsidiary guarantees effectively will be subordinated to all existing and future senior indebtedness and guarantor senior indebtedness and other liabilities and commitments of our non-guarantor subsidiaries.

You may find it difficult to sell securities offered hereby if there is no existing trading market for the securities.

        There is currently no existing trading market for any securities that may be offered by this prospectus, other than shares of our Class A common stock. You may find it difficult to sell any securities offered by this prospectus because an active trading market for the securities may not develop. With respect to any securities offered by this prospectus, we may not apply for listing or quotation of the securities on any exchange, and so we do not know the extent to which investor interest will lead to the development of a trading market or how liquid that market might be. If anyone determines to make a market in securities offered by this prospectus, they will not be obligated to do so, and any market-making may be discontinued at any time without notice. As a result, the market price of the securities, as well as your ability to sell them, could be adversely affected.

        The liquidation preference of any preferred stock offered by this prospectus or the principal amount of any debt security offered by this prospectus will not necessarily be indicative of the price at with those securities will actually trade at or after the time of the issuance, and those securities may trade at prices below their liquidation preference or principal amount. The market price can be expected to fluctuate with changes in the fixed income markets and economic conditions, the financial condition and prospects of Sinclair, and other factors that generally influence the market prices of debt and other fixed-income securities.

Shares eligible for future sale by our current stockholders may depress our share price.

        As of March 31, 2002, we had outstanding 42,646,469 shares of Class A common stock and 42,724,034 shares of Class B common stock, which are convertible into a like number of shares of Class A common stock. We also had outstanding 3,450,000 shares of Series D preferred stock, which are convertible into 7,561,644 shares of Class A common stock. All of our outstanding shares of Class A common stock that are not held by affiliates are freely salable. All of our shares of Class B common stock are held by persons who may be considered affiliates of Sinclair and are eligible for resale under Rule 144 under the Securities Act, subject to the volume limitations of that rule. In addition, as of March 31, 2002, we had issued and outstanding options to purchase 7,013,858 shares of Class A common stock, and an additional 7,710,310 shares reserved for issuance upon exercise of options that may be granted in the future. All of these shares that may be issued on exercise of currently outstanding or future options have been registered for immediate resale. Sales of a substantial number of our shares of Class A common stock in the public market—or the expectation of such sales—could cause the market price of our common stock to drop.

USE OF PROCEEDS

        Unless we inform you otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the securities for general corporate purposes. These purposes may include, but are not limited to:

  •
  reduction or refinancing of debt or other obligations;

  •
  acquisitions;

  •
  capital expenditures; and

  •
  working capital.

        Pending any specific application, we may initially invest funds in short-term marketable securities, or apply them to the reduction of short-term indebtedness.

RATIO OF EARNINGS TO FIXED CHARGES

        Our consolidated ratios of earnings to fixed charges for each of the periods indicated are set forth below:

	Fiscal Year Ended December 31,
	2001	2000	1999	1998	1997
Ratio of Earnings to Fixed Charges:	(a)	(a)	(a)	1.0x	1.0x

        (a)  Earnings were inadequate to cover fixed charges for the years ended December 31, 2001, 2000, and 1999. Additional earnings (in thousands) of $165,194, $30,959 and $17,019 would have been required to cover fixed charges in the years ended December 31, 2001, 2000 and 1999, respectively.

DESCRIPTION OF DEBT SECURITIES

        This section describes the general terms and provisions of the debt securities that we may issue from time to time in the form of one or more series of debt securities. The applicable prospectus supplement will describe the specific terms of the debt securities offered through that prospectus supplement as well as any general terms described in this section that will not apply to those debt securities. As used in this prospectus, "debt securities" means the senior and subordinated debentures, notes, bonds and other evidences of indebtedness that we issue and a trustee authenticates and delivers under the applicable indenture. As used in this "Description of Debt Securities," the terms "Sinclair,"

"we," "our" and "us" refer to Sinclair Broadcast Group, Inc. and do not, unless the context otherwise indicates, include our subsidiaries.

        Our unsecured senior debt securities will be issued under an indenture to be entered into by us and a trustee. The unsecured subordinated debt securities will be issued under a separate indenture to be entered into by us and the same or another trustee. A form of the senior debt indenture is filed as an exhibit to the registration statement of which this prospectus is a part and is incorporated by reference into this prospectus. A form of the subordinated debt indenture is filed as an exhibit to the registration statement of which this prospectus is a part and is incorporated by reference into this prospectus. The following summaries of certain provisions of the indentures and the debt securities are not complete and the summaries are subject to the detailed provisions of the applicable indenture. You should refer to the applicable indenture for more specific information. In addition, you should consult the applicable prospectus supplement for particular terms of our debt securities. We refer to the "senior indenture" and the "subordinated indenture" as the "indenture".

General

        The debt securities will be unsecured obligations of Sinclair unless otherwise specified in the prospectus supplement. The senior debt securities will rank equally with all of our other unsecured and unsubordinated obligations. The subordinated debt securities will be subordinate and junior in right of payment to the extent and in the manner set forth in the subordinated indenture to all of our senior debt (as defined in the applicable prospectus supplement), including any senior debt securities. See "—Subordination." We are a holding company that presently conducts our business through our subsidiaries. Most of our operating assets and the operating assets of our consolidated subsidiaries are owned by our subsidiaries and we rely primarily on dividends from our subsidiaries to meet our obligations for payment of principal and interest on our outstanding debt obligations and corporate expenses. Accordingly, the debt securities will be effectively subordinated to all existing and future liabilities of our subsidiaries, and holders of debt securities should look only to our assets for payments on the debt securities, unless the debt securities are guaranteed by our subsidiaries as described in any prospectus supplement. The debt securities may be guaranteed by some or all of our subsidiaries, in which case the guarantees will, unless otherwise specified in the applicable prospectus supplement, (i) rank equal in right of payment with all other unsecured senior obligations of our subsidiaries with respect to guarantees of senior debt securities, and (ii) rank subordinate in right of payment to all unsecured senior obligations of our subsidiaries and rank equal in right of payment to all subordinated obligations of our subsidiaries with respect to guarantees of subordinated debt securities. The guarantees will be effectively subordinated in right of payment to all secured indebtedness of our subsidiaries to the extent of the value of the assets securing the indebtedness.

        The indentures will not limit the aggregate amount of debt securities that may be issued thereunder. Except as otherwise provided in the applicable prospectus supplement, the indentures, as they apply to any series of debt securities, will not limit the incurrence or issuance of our other secured or unsecured debt, whether under the indentures, any other indenture that we may enter into in the future or otherwise.

        The applicable prospectus supplement will describe the following terms of any series of debt securities that we may offer, including:

        (1)  the type and title of the debt securities;

        (2)  any limit upon the aggregate principal amount of the debt securities;

        (3)  the maturity date or dates of the debt securities, or the method of determining the date or dates;

        (4)  the interest rate or rates (which may be fixed or variable) of the debt securities, or the method of calculating the rate or rates;

        (5)  the date or dates from which interest, if any, will accrue or the method by which the date or dates will be determined;

        (6)  the date or dates on which interest, if any, will be payable and the related record date or dates;

        (7)  the place or places where principal of, premium, if any, and interest, if any, on the debt securities will be payable or at which debt securities may be surrendered for registration of transfer or exchange;

        (8)  the period or periods within which, the price or prices at which, the currency or currencies if other than in United States dollars (including currency unit or units) in which, and the other terms and conditions upon which, the debt securities may be redeemed, in whole or in part, at our option;

        (9)  our obligation, if any, to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or upon the happening of a specified event or at the option of a holder thereof and the period or periods within which, the price or prices at which, the currency or currencies if other than in United States dollars (including currency unit or units) in which, and the other terms and conditions upon which, such debt securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

        (10) the denominations of the debt securities;

        (11) the currency or currency unit in which the debt securities may be denominated and/or the currency or currencies (including currency unit or units) in which principal of, premium, if any, and interest, if any, on the debt securities will be payable and whether we or the holders of the debt securities may elect to receive payments in respect of those debt securities in a currency or currency unit other than that in which those debt securities are stated to be payable;

        (12) if the amount of principal of, or any premium or interest on, the debt securities may be determined with reference to an index or pursuant to a formula or other method, the manner in which the amounts will be determined;

        (13) the amount that we will pay the holder if the maturity of the debt securities is accelerated, if other than the principal amount;

        (14) provisions, if any, granting special rights to the holders of the debt securities upon the occurrence of the events as may be specified;

        (15) any addition to, or modification or deletion of, any event of default or any covenant specified in the indenture;

        (16) the circumstances, if any, under which we will pay additional amounts on the debt securities held by non-U.S. persons in respect of taxes, assessments or similar charges;

        (17) whether the debt securities will be issued in registered or bearer form or both;

        (18) the date as of which any securities of the series and any temporary global security representing outstanding securities shall be dated, if other than the original issuance date of the series of debt securities;

        (19) the forms of the securities and interest coupons, if any, of the series;

        (20) if other than the trustee, the identity of the registrar and any paying agent;

        (21) the application, if any, of the means of defeasance or covenant defeasance as may be specified for the debt securities;

        (22) whether the debt securities are to be issued in whole or in part in the form of one or more temporary or permanent global securities and, if so, the identity of the depositary or its nominee, if any, for the global security or securities and the circumstances under which beneficial owners of interests in the global security may exchange the interests for certificated debt securities to be registered in the names of or to be held by the beneficial owners or their nominees;

        (23) if the debt securities may be issued or delivered, or any installation of principal or interest payable, only upon receipt of certain certificates or other documents or satisfaction of other conditions in addition to those specified in the indenture, the form of any certificates, documents or conditions;

        (24) if other than as provided in the indenture, the person to whom any interest on any registered security of the series shall be payable and the manner in which, or the person to whom, any interest on any bearer securities of the series shall be payable;

        (25) if other than as provided in the indenture, any definition to be used for the series of debt securities, including, without limitation the definition of "Unrestricted Subsidiary" to be used for that Series;

        (26) in the case of the subordinated indenture, the relative degree to which debt securities shall be senior or subordinated to our other series of debt securities, and to our other indebtedness, in right of payment, whether the other series of debt securities and other indebtedness are outstanding or not;

        (27) whether the debt securities are guaranteed and, if so, the identity of the guarantors and the terms of the guarantees (including whether and the extent to which the guarantees are subordinated to the other indebtedness of the guarantors);

        (28) the terms, if any, upon which we may be able to redeem the debt securities prior to their maturity including the dates on which the redemptions may be made and the price at which the redemptions may be made;

        (29) the terms, if any, upon which the debt securities may be converted or exchanged into or for common stock, preferred stock or other securities or property;

        (30) any restrictions on the registration, transfer or exchange of the debt securities; and

        (31) any other terms not inconsistent with the terms of the indentures relating to the debt securities or which may be required or advisable under the United States laws or regulations or advisable (as we determine) in connection with marketing of securities of the series.

        The terms of each specific series of debt securities being offered in the prospectus supplements shall be established (1) by the resolution of the board of directors, (2) by action taken pursuant to a resolution of the board of directors and set forth, or determined in a manner provided in, an officer's certificate (as defined in the applicable prospectus supplement) or (3) in one or more supplemental indentures.

        Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

        The number of shares of common stock or preferred stock that will be issuable upon the conversion or exchange of any debt securities issued with conversion or exchange provisions will be adjusted to prevent dilution resulting from stock splits, stock dividends or similar or other transactions, and the nature and amount of the securities, assets or other property to be received upon the conversion or exchange of the debt securities will be changed as necessary in the event of any consolidation, merger, combination or similar transaction. The specific provisions will be set forth in the applicable prospectus supplement.

        Unless we inform you otherwise in the applicable prospectus supplement, debt securities in registered form will be issued in denominations of U.S. $1,000 or any integral multiples of U.S. $1,000, and debt securities in bearer form will be issued in denominations of U.S. $5,000 or any integral multiples of U.S. $5,000. Where debt securities of any series are issued in bearer form, the special restrictions and considerations, including special offering restrictions and material U.S. federal income tax considerations, applicable to any of the debt securities and to payments in respect of and transfers and exchanges of the debt securities will be described in the applicable prospectus supplement. Debt securities in bearer form will be transferable by delivery.

        Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Material U.S. federal income tax consequences and special considerations applicable to any of the debt securities will be described in the applicable prospectus supplement.

        If the purchase price of any of the debt securities is payable in one or more foreign currencies or currency units or if any debt securities are denominated in one or more foreign currencies or currency units or if the principal of, premium, if any, or interest, if any, on any debt securities is payable in one or more foreign currencies or currency units, the restrictions, elections, material U.S. federal income tax considerations and other information with respect to the issue of debt securities and the foreign currency or currency units will be set forth in the applicable prospectus supplement.

        If any index is used to determine the amount of payments of principal of, premium, if any, or interest, if any, on any series of debt securities, material U.S. federal income tax, accounting and other considerations applicable thereto will be described in the applicable prospectus supplement.

        The general provisions of the indentures will not afford holders of the debt securities protection in the event we are involved in a highly leveraged transaction, restructuring, change in control, merger or similar transaction, which may adversely affect holders of the debt securities.

Payment, Registration, Transfer and Exchange

        Unless we inform you otherwise in the applicable prospectus supplement, payments in respect of the debt securities will be made in the designated currency at an office or agency maintained for that purpose, that we may designate from time to time, except that, at our option, interest payments, if any, on debt securities in registered form may be made (i) by checks mailed to the holders of debt securities at their registered addresses or (ii) by wire transfer to an account maintained by the holders of the debt securities entitled thereto as specified in the register for the applicable debt securities. Unless we inform you otherwise in the applicable prospectus supplement, each payment in respect of the debt securities shall be considered to have been made on the date the payment is due if there shall have been sent to the trustee or paying agent by wire transfer (received by no later than the business day following the due date), or the trustee or paying agent otherwise holds, on the due date sufficient funds to make the payment. Unless otherwise indicated in an applicable prospectus supplement, scheduled payments of any installment of interest on debt securities in registered form will be made to the person in whose name the debt security is registered at the close of business on the regular record date for the interest.

        Payment in respect of debt securities in bearer form will be made in the currency and in the manner designated in the prospectus supplement, subject to any applicable laws and regulations, at paying agencies outside the United States that we may appoint from time to time. The paying agents outside the United States, if any, initially appointed for a series of debt securities will be named in the prospectus supplement. Unless we inform you otherwise in the applicable prospectus supplement, we may at any time designate additional paying agents or rescind the designation of any paying agents, except that, if debt securities of a series are issuable in registered form, we will be required to maintain at least one paying agent in each place of payment for the series and if debt securities of a series are issuable in bearer form, we will be required to maintain at least one paying agent in a place of payment outside the United States where debt securities of the series and any coupons appertaining thereto may be presented and surrendered for payment.

        Unless we inform you otherwise in the applicable prospectus supplement, debt securities in registered form will be transferable or exchangeable at an agency we maintain for the purpose that we may designate from time to time. Debt securities may be transferred or exchanged without service charge, although we may require a holder to pay any tax or other governmental charge imposed in connection therewith.

Global Debt Securities

        The debt securities of a series may be issued in whole or in part in the form of one or more fully registered global securities. Each registered global security will be registered in the name of a depositary or a nominee for the depositary identified in the applicable prospectus supplement, will be deposited with the depositary or nominee or a custodian therefor and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof and any of the other matters as may be provided for pursuant to the applicable indenture. In that case, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by the registered global security or securities. Unless and until it is exchanged in whole or in part for debt securities in definitive certificated form, a registered global security may not be transferred or exchanged, except as a whole between the depository and its nominee or successor, or except in the circumstances described in the applicable prospectus supplement.

        The specific terms of the depositary arrangement with respect to any portion of a series of debt securities to be represented by a registered global security will be described in the applicable prospectus supplement.

        Upon the issuance of any registered global security, and the deposit of the registered global security with or on behalf of the depositary for the registered global security, the depositary will credit on its book-entry registration and transfer system the respective principal amounts of the debt securities represented by the registered global security to the accounts of institutions ("participants") that have accounts with the depositary. The accounts to be credited will be designated by the underwriters or agents engaging in the distribution of the debt securities, or by us if we directly offer and sell the debt securities. Ownership of beneficial interests in a registered global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary for the registered global security or by its nominee. Ownership of beneficial interests in the registered global security by persons who hold through participants will be shown on, and the transfer of the beneficial interests within the participants will be effected only through, records maintained by the participants.

        So long as the depositary for a registered global security, or its nominee, is the owner of the registered global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt security represented by the registered global security for all purposes under each indenture. Accordingly, each person owning a beneficial interest in the registered global security must rely on the procedures of the depositary and, if the person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders, or if an owner of a beneficial interest in a registered global security desires to give or take any instruction or action which a holder is entitled to give or take under the indenture, the depositary would authorize the participants holding the relevant beneficial interests to give or take the instruction or action, and the participants would authorize beneficial owners owning through the participants to give or take the instruction or action or would otherwise act upon the instructions of beneficial owners holding through them.

        Unless otherwise provided in a prospectus supplement, payments with respect to principal, premium, if any, and interest, if any, on the debt securities represented by a registered global security registered in the name of the depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payment of principal or interest in respect of the registered global security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in the registered global security held through the participants will be governed by standing instructions and customary practices, as is now the case with securities in bearer form held for the accounts of customers or registered in "street name," and will be the responsibility of the participants. Neither the respective trustees nor us nor any of our agents shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in any registered global security, or for maintaining, supervising or reviewing any records relating to the beneficial interests.

        Unless we inform you otherwise in the applicable prospectus supplement, if the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary of the registered global security and if we do not appoint a successor depositary within 90 days, we will issue debt securities in certificated form in exchange for the registered global security. In addition, unless we inform you otherwise in the applicable prospectus supplement, we, in our sole discretion, may at any time determine not to have any of the debt securities of a series represented by one or more registered global securities and, in the event, will issue debt securities of the series in certificated form in exchange for all of the registered global securities representing the series of debt securities. The debt securities of a series may also be issued in whole or in part in the form of one or more bearer global securities that will be deposited with a depositary, or with a nominee for the depositary, identified in the applicable prospectus supplement. Any of the bearer global securities may be issued in temporary or permanent form. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of debt securities to be represented by one or more bearer global securities will be described in the applicable prospectus supplement.

Certain Covenants

        The applicable prospectus supplement will describe any material covenants in respect of any series of debt securities.

Consolidation, Merger, Sale of Assets

        Unless we inform you otherwise in the applicable prospectus supplement, each indenture will provide that we shall not, in a single transaction or a series of related transactions, consolidate with or merge with or into any other person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of our properties and assets to any person or group of affiliated persons, or permit any of our subsidiaries to enter into any such transaction or transactions if the transaction or transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all our properties and assets on a consolidated basis to any other person or group of affiliated persons, unless at the time and after giving effect thereto:

    (1)
    either (a) we shall be the continuing corporation or (b) the person (if other than us) formed by the consolidation or into which we are merged or the person which acquires by sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of our properties and assets on a consolidated basis (the "surviving entity") shall be a corporation duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and the person assumes, by a supplemental indenture in a form reasonably satisfactory to the trustee, all our obligations under the applicable debt securities and the indenture, and the indenture shall remain in full force and effect;

    (2)
    immediately before and immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing;

    (3)
    immediately after giving effect to the transaction on a pro forma basis, our consolidated net worth (as defined in the applicable indenture) (or the consolidated net worth of the surviving entity if we are not the continuing obligor under the indenture) is equal to or greater than our consolidated net worth immediately prior to the transaction;

    (4)
    immediately before and immediately after giving effect to the transaction on a pro forma basis (on the assumption that the transaction occurred on the first day of the four-quarter period immediately prior to the consummation of the transaction with the appropriate adjustments with respect to the transaction being included in the pro forma calculation), we (or the surviving entity if we are not the continuing obligor under the indenture) could incur $1.00 of additional indebtedness under any applicable provisions of the indenture limiting incurrence of indebtedness;

    (5)
    each guarantor, if any, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its guarantee shall apply to the person's obligations under the indenture and the debt securities;

    (6)
    if any of our property or assets or the property or assets of any of our subsidiaries would thereupon become subject to any lien, any provisions of the indenture limiting liens are complied with; and

    (7)
    we or the surviving entity shall have delivered, or caused to be delivered, to the trustee, in form and substance reasonably satisfactory to the trustee, an officers' certificate and an opinion of counsel, each to the effect that the consolidation, merger, transfer, sale, assignment, lease or other transaction and the supplemental indenture in respect thereto comply with the provisions of the indenture and that all conditions precedent provided for in the indenture relating to the transaction have been complied with.

        Unless we inform you otherwise in the applicable prospectus supplement, each indenture will provide that any guarantor will not, and we will not permit any guarantor to, in a single transaction or series of related transactions merge or consolidate with or into any other corporation (other than with us or any other guarantor) or other entity, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets on a consolidated basis to any entity (other than to us or any other guarantor) unless at the time and after giving effect thereto: (a) either (1) the guarantor shall be the continuing corporation or (2) the entity (if other than the guarantor) formed by the consolidation or into which the guarantor is merged or the entity which acquires by sale, assignment, conveyance, transfer, lease or disposition the properties and assets of the guarantor shall be a corporation duly organized and validly existing under the laws of the United States, any state thereof or the District of Columbia and shall expressly assume by a supplemental indenture, executed and delivered to the trustee, in a form reasonably satisfactory to the trustee, all of the obligations of the guarantor under the debt securities and the indenture; (b) immediately before and immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and (c) the guarantor shall have delivered to the trustee, in form and substance reasonably satisfactory to the trustee, an officers' certificate and an opinion of counsel, each stating that the consolidation, merger, sale, assignment, conveyance, transfer, lease or disposition and the supplemental indenture comply with the indenture, and thereafter all obligations of the predecessor shall terminate.

Events of Default

        Unless we inform you otherwise in the applicable prospectus supplement, each indenture will provide that an event of default with respect to the debt securities of a particular series will occur under the indenture if:

        (1)  there shall be a default in the payment of any interest on any debt security of that series when it becomes due and payable, and the default shall continue for a period of 30 days;

        (2)  there shall be a default in the payment of the principal of (or premium, if any, on) any debt security of that series at its maturity (upon acceleration, optional or mandatory redemption, required repurchase or otherwise);

        (3)  (a) there shall be a default in the performance, or breach, of any covenant or agreement of ours or any guarantor under the indenture (other than a default in the performance, or breach, of a covenant or agreement which is specifically dealt with in clause (1) or (2) or in clause (b) of this clause (3)) and the default or breach shall continue for a period of 30 days after written notice has been given, by certified mail, (x) to us by the trustee or (y) to us and the trustee by the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series; or (b) there shall be a default in the performance or breach of the provisions described in "—Consolidation, Merger, Sale of Assets;"

        (4)  one or more defaults shall have occurred under any agreements, indentures or instruments under which we, any guarantor or certain subsidiaries specified in the indenture (a "restricted subsidiary") then has outstanding indebtedness in excess of an amount specified in the applicable prospectus supplement in the aggregate and, if not already matured at its final maturity in accordance with its terms, the indebtedness shall have been accelerated;

        (5)  any guarantee shall for any reason cease to be, or be asserted in writing by any guarantor or us not to be, in full force and effect, enforceable in accordance with its terms, except to the extent contemplated by the indenture and any guarantee;

        (6)  one or more judgments, orders or decrees for the payment of money in excess of an amount specified in the applicable prospectus supplement, either individually or in the aggregate (net of amounts covered by insurance, bond, surety or similar instrument) shall be entered against us, any guarantor or any restricted subsidiary or any of their respective properties and shall not be discharged and either (a) any creditor shall have commenced an enforcement proceeding upon the judgment, order or decree or (b) there shall have been a period of 60 consecutive days during which a stay of enforcement of the judgment or order, by reason of an appeal or otherwise, shall not be in effect;

        (7)  any holder or holders of at least an amount specified in the applicable prospectus supplement in aggregate principal amount of our indebtedness or indebtedness of any guarantor or any restricted subsidiary after a default under the indebtedness shall notify the trustee of the intended sale or disposition of any of our assets, or assets of any guarantor or any restricted subsidiary that have been pledged to or for the benefit of the holder or holders to secure the indebtedness or shall commence proceedings, or take any action (including by way of set-off), to retain in satisfaction of the indebtedness or to collect on, seize, dispose of or apply in satisfaction of indebtedness, our assets or assets of any restricted subsidiary (including funds on deposit or held pursuant to lock-box and other similar arrangements);

        (8)  there shall have been the entry by a court of competent jurisdiction of (a) a decree or order for relief in respect of Sinclair, any guarantor or any restricted subsidiary in an involuntary case or proceeding under any applicable bankruptcy law or (b) a decree or order adjudging Sinclair, any guarantor or any restricted subsidiary bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of Sinclair, any guarantor or any restricted subsidiary under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of Sinclair, any guarantor or any restricted subsidiary or of any substantial part of their respective properties, or ordering the winding up or liquidation of their affairs, and any decree or order for relief shall continue to be in effect, or any other decree or order shall be unstayed and in effect, for a period of 60 consecutive days; or

(9)	(a)	we, any guarantor or any restricted subsidiary commences a voluntary case or proceeding under any applicable bankruptcy law or any other case or proceeding to be adjudicated bankrupt or insolvent,
(b)
we, any guarantor or any restricted subsidiary consents to the entry of a decree or order for relief in respect of Sinclair, any guarantor or the restricted subsidiary in an involuntary case or proceeding under any applicable bankruptcy law or to the commencement of any bankruptcy or insolvency case or proceeding against us or them,
	(c)	we, any guarantor or any restricted subsidiary files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law,
(d)
we, any guarantor or any restricted subsidiary (x) consents to the filing of the petition or the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of Sinclair, any guarantor or the restricted subsidiary or of any substantial part of their respective property, (y) makes an assignment for the benefit of creditors or (z) admits in writing our or their inability to pay such debts generally as they become due or
	(e)	we, any guarantor or any restricted subsidiary takes any corporate action in furtherance of any of the actions in this paragraph (9).

        Unless we inform you otherwise in the applicable prospectus supplement, each indenture will provide that if an event of default (other than as specified in clauses (8) and (9) of the prior paragraph) shall occur and be continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of the applicable series outstanding may, and the trustee at the request of the holders shall, declare all unpaid principal of, premium, if any, and accrued interest on, all of the debt securities of the applicable series to be due and payable immediately by a notice in writing to us (and to the trustee if given by the holders of the debt securities of the applicable series); provided that so long as our bank credit agreement is in effect, the declaration shall not become effective until the earlier of (a) five business days after receipt of the notice of acceleration from the holders or the trustee by the agent under our bank credit agreement or (b) acceleration of the indebtedness under our bank credit agreement. Thereupon the trustee may, at its discretion, proceed to protect and enforce the rights of the holders of the applicable debt securities by appropriate judicial proceeding. If an event of default specified in clause (8) or (9) of the prior paragraph occurs and is continuing, then all of the debt securities of the applicable series shall become and be immediately due and payable, in an amount equal to the principal amount of the debt securities of the applicable series, together with accrued and unpaid interest, if any, to the date the debt securities become due and payable, without any declaration or other act on the part of the trustee or any holder. The trustee or, if notice of acceleration is given by the holders of the debt securities of the applicable series, the holders of the debt securities of the applicable series shall give notice to the agent under our bank credit agreement of the acceleration.

        Unless we inform you otherwise in the applicable prospectus supplement, each indenture will provide after a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in aggregate principal amount of the debt securities of the applicable series, by written notice to Sinclair and the trustee, may rescind and annul the declaration if (a) Sinclair has paid or deposited with the trustee a sum sufficient to pay (1) all sums paid or advanced by the trustee under the indenture and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel, (2) all overdue interest on all debt securities of the applicable series, (3) the principal of and premium, if any, on any debt securities of the applicable series which have become due otherwise than by the declaration of acceleration and interest thereon at a rate borne by the debt securities and (4) to the extent that payment of the interest is lawful, interest upon overdue interest at the rate borne by the debt securities; and (b) all events of default, other than the non-payment of principal of the debt securities which have become due solely by the declaration of acceleration, have been cured or waived.

        Unless we inform you otherwise in the applicable prospectus supplement, each indenture will provide that the holders of not less than a majority in aggregate principal amount of the debt securities of the applicable series outstanding may on behalf of the holders of all of the debt securities of the applicable series waive any past default under the indenture and its consequences, except a default in the payment of the principal of, premium, if any, or interest on any debt security, or in respect of a covenant or provision which under the indenture cannot be modified or amended without the consent of the holder of each debt security outstanding.

        Unless specified otherwise in the applicable prospectus supplement, each indenture will provide that the we are also required to notify the trustee within five business days of the occurrence of any default. Unless we inform you otherwise in the applicable prospectus supplement, we are required to deliver to the trustee, on or before a date not more than 60 days after the end of each fiscal quarter and not more than 120 days after the end of each fiscal year, a written statement as to compliance with the indenture, including whether or not any default has occurred. Unless we inform you otherwise in the applicable prospectus supplement, the trustee is under no obligation to exercise any of the rights or powers vested in it by the indenture at the request or direction of any of the holders of the debt securities unless the holders offer to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred thereby.

        The Trust Indenture Act contains limitations on the rights of the trustee, should it become our creditor or a creditor of any guarantor, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any of the claims, as security or otherwise. The trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest it must eliminate the conflict upon the occurrence of an event of default or else resign.

        Reference is made to the prospectus supplement relating to each series of debt securities that are original issue discount securities for the particular provisions relating to acceleration of the maturity of a portion of the principal amount of the original issue discount securities upon the occurrence of an event of default and the continuation thereof.

Modifications and Amendments

        Unless otherwise specified in the applicable prospectus supplement, modifications and amendments of the indenture may be made by us, any guarantor, and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series affected by the modification or amendment; provided, however, that no modification or amendment may, without the consent of the holder of each outstanding debt security of all series affected by the modification or amendment affected thereby:

  (1)
  change the stated maturity of the principal of, or any installment of interest on, any debt security or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which the principal of any debt security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any payment after the stated maturity thereof (or in the case of redemption, on or after the redemption date);

  (2)
  reduce the percentage in principal amount of outstanding debt securities of a series, the consent of whose holders is required for any supplemental indenture, or the consent of whose holders is required for any waiver or compliance with certain provisions of the indenture or certain defaults or with respect to any guarantee;

  (3)
  modify any provisions relating to supplemental indentures requiring the consent of holders or relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase the percentage of outstanding debt securities required for the actions or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each debt security affected thereby;

  (4)
  except as otherwise permitted under "—Consolidation, Merger, Sale of Assets," consent to the assignment or transfer by any guarantor of us of any of its rights and obligations under the indenture; or

  (5)
  amend or modify any provisions of the indenture relating to the subordination of the debt security or any guarantee in any manner adverse to the holders of the debt securities or any guarantee.

        Unless we inform you otherwise in the applicable prospectus supplement, modifications and amendments of each indenture may be made by the trustee and us without the consent of the holders to:

  (1)
  cause each indenture to be qualified under the Trust Indenture Act or to add provisions expressly required under the Trust Indenture Act;

  (2)
  evidence the succession of another person to Sinclair, any guarantor or other obligor on the debt securities and the assumption by any successor of our covenants or the covenants of any guarantor or other obligor on the debt securities under the indenture and in the debt securities of any series;

  (3)
  add to our covenants for the benefit of the holders or an event of default to all or any series of debt securities, or surrender any right or power conferred upon us;

  (4)
  secure the debt securities;

  (5)
  to add to or change any provisions to the extent necessary to facilitate the issuance or administration of debt securities in bearer form or facilitate the issuance or administration of debt securities in global form;

  (6)
  to change or eliminate any provision affecting only debt securities not yet issued;

  (7)
  to establish the form or terms of debt securities of any series;

  (8)
  to evidence and provide for successor trustees or to add or change any provisions of the indenture to the extent necessary to permit or facilitate the appointment of a separate trustee or trustees for specific series of debt securities;

  (9)
  to permit payment in respect of debt securities in bearer form in the United States to the extent allowed by law;

  (10)
  to make provision with respect to any conversion or exchange rights of holders not adverse to the holders of any debt securities of any series then outstanding with such conversion or exchange rights, which provision directly affects any such series; including providing for the conversion or exchange of debt securities into common stock or preferred stock;

  (11)
  cure any ambiguity, correct or supplement any provision which may be defective or inconsistent with any other provision, or make any other provisions with respect to matters or questions arising under the indenture which shall not be inconsistent with the provisions of the indenture; provided, however, that no modifications or amendment may adversely affect the interest of holders of debt securities of any series then outstanding in any material respect; or

  (12)
  if a debt security of any series is guaranteed, to add a guarantor pursuant to the requirements of the indenture.

        The holders of a majority in aggregate principal amount of the debt securities of a series may waive compliance with certain restrictive covenants and provisions of the indenture with respect to that series.

Subordination

        Unless we inform you otherwise in the applicable prospectus supplement, the payment of principal of, premium on, if any, and interest on any subordinated debt securities will be subordinated in right of payment, as set forth in the applicable subordinated indenture, to the prior payment in full of all senior debt (as defined in the applicable prospectus supplement), whether outstanding on the date of the subordinated indenture or thereafter incurred.

        Unless we inform you otherwise in the applicable prospectus supplement, during the continuance of any default in the payment of any designated senior debt (as the term is defined in the applicable prospectus supplement) no payment (other than payments previously made pursuant to the provisions described under "—Defeasance or Covenant Defeasance of Indenture") or distribution of any of our assets of any kind or character (excluding certain permitted equity interests or subordinated securities) shall be made on account of the principal of, premium, if any, or interest on, the subordinated debt securities or on account of the purchase, redemption, defeasance or other acquisition of, the subordinated debt securities unless and until the default has been cured, waived or has ceased to exist or the designated senior debt (as the term is defined in the applicable prospectus supplement) shall have been discharged or paid in full in cash or cash equivalents or in any other form acceptable to the holders of senior debt.

        Unless we inform you otherwise in the applicable prospectus supplement, during the continuance of any non-payment default with respect to any designated senior debt pursuant to which the maturity thereof may be accelerated and after the receipt by the trustee and us from a representative of the holder of any designated senior debt of a written notice of the default, no payment (other than payments previously made pursuant to the provisions described under "—Defeasance or Covenant Defeasance of Indenture") or distribution of any of our assets of any kind or character (excluding certain permitted equity or subordinated securities) may be made by us on account of the principal of, premium, if any, or interest on, the subordinated debt securities or on account of the purchase, redemption, defeasance or other acquisition of, the subordinated debt securities for the period specified below (the "payment blockage period").

        Unless we inform you otherwise in the applicable prospectus supplement, the payment blockage period shall commence upon the receipt of notice of the non-payment default by the trustee and Sinclair from a representative of the holders of any designated senior debt and shall end on the earliest of (1) the first date on which more than 179 days shall have elapsed since the receipt of the written notice (provided the designated senior debt as to which notice was given shall not theretofore have been accelerated), (2) the date on which the non-payment default (and all non-payment defaults as to which notice is given after the payment blockage period is initiated) are cured, waived or ceased to exist or on which the designated senior debt is discharged or paid in full in cash or cash equivalents or in any other form acceptable to the holders of designated senior debt or (3) the date on which the payment blockage period (and all non-payment defaults as to which notice is given after the payment blockage period is initiated) shall have been terminated by written notice to us or the trustee from the representative of holders of designated senior debt initiating the payment blockage period, after which, in the case of clauses (1), (2) and (3), we shall promptly resume making any and all required payments in respect of the subordinated debt securities, including any missed payments. In no event will a payment blockage period extend beyond the 179 days from the date of the receipt by us or the trustee of the notice initiating the payment blockage period. Any number of notices of non-payment defaults may be given during the 179-day period; provided that during any 365-day consecutive period only one payment blockage period during which payment of principal of, or interest on, the subordinated debt securities may not be made may commence and the duration of the payment blockage period may not exceed 179 days. No non-payment default with respect to designated senior debt which existed or was continuing on the date of the commencement of any payment blockage period will be, or can be, made the basis for the commencement of a second payment blockage period, whether or not within a period of 365 consecutive days, unless the default has been cured or waived for a period of not less than 90 consecutive days.

        Unless we inform you otherwise in the applicable prospectus supplement, if we fail to make any payment on subordinated debt securities when due or within any applicable grace period, whether or not on account of the payment blockage provisions referred to above, the failure would constitute an event of default under the indenture and would enable the holders of the subordinated debt securities to accelerate the maturity thereof. See "—Events of Default."

        Unless we inform you otherwise in the applicable prospectus supplement, each indenture will provide that in the event of any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to us or our assets, or any liquidation, dissolution or other winding up, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or any assignment for the benefit of creditors or any other marshalling of our assets or liabilities, all senior debt must be paid in full in cash or cash equivalents or in any other manner acceptable to the holders of senior debt, or provision made for the payment, before any payment or distribution (excluding distributions of certain permitted equity or subordinated securities) is made on account of the principal of, premium, if any, or interest on the subordinated debt securities.

        By reason of the subordination, in the event of liquidation or insolvency, our creditors who are holders of senior debt may recover more, ratably, than the holders of the subordinated debt securities, and funds which would be otherwise payable to the holders of the subordinated debt securities will be paid to the holders of the senior debt to the extent necessary to pay the senior debt in full in cash or cash equivalents or in any other manner acceptable to the holders of senior debt, and we may be unable to meet its obligations fully with respect to the subordinated debt securities.

        To the extent provided in the applicable prospectus supplement, any guarantee of subordinated debt securities by a guarantor will be an unsecured subordinated obligation of the guarantor, ranking on an equal basis with, or senior in right of payment to, all other existing and future indebtedness of the guarantor that is expressly subordinated to "guarantor senior debt" (as defined in the applicable indenture). To the extent provided in the applicable prospectus supplement, indebtedness evidenced by the guarantees will be subordinated to guarantor senior debt to the same extent as the subordinated debt securities are subordinated to senior debt and during any period when payment on the subordinated debt securities is blocked by designated senior debt, payment on the guarantees will be similarly blocked.

Defeasance or Covenant Defeasance of Indenture

        Unless we inform you otherwise in the applicable prospectus supplement, each indenture will provide that we may, at our option, at any time, elect to have our and the obligations of each of the guarantors (if any) and any other obligor upon the debt securities discharged with respect to the outstanding debt securities of an applicable series ("defeasance"). The defeasance means that we, each of the guarantors (if any) and any other obligor under the indenture shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of the series, except for

  (1)
  the rights of holders of outstanding debt securities to receive payments in respect of the principal of, premium, if any, and interest on the debt securities when the payments are due,

  (2)
  our obligations with respect to the debt securities concerning issuing temporary debt securities, registration of debt securities, mutilated, destroyed, lost or stolen debt securities, and the maintenance of an office or agency for payment and money for security payments held in trust,

  (3)
  the rights, powers, trusts, duties and immunities of the trustee, and

  (4)
  the defeasance provisions of the indenture. In addition, we may, at our option and at any time, elect to have our obligations and the obligations of any guarantor released with respect to certain covenants that are described in the indenture ("covenant defeasance") and any omission to comply with the obligations shall not constitute a default or an event of default with respect to the debt securities of the applicable series. In the event covenant defeasance occurs, certain events (not including non-payment, enforceability of any guarantee, bankruptcy and insolvency events) described under "—Events of Default" will no longer constitute an event of default with respect to the notes.

        Unless we inform you otherwise in the applicable prospectus supplement, in order to exercise either defeasance or covenant defeasance,

  (1)
  we must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the debt securities, cash in United States dollars, U.S. Government Obligations (as defined in the indenture), or a combination thereof, in the amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm expressed in a written certification thereof delivered to the trustee, to pay and discharge the principal of, premium, if any, and interest on the applicable debt securities on the stated maturity of the principal or installment of principal or interest (or on the "Defeasance Redemption Date" as defined in the applicable prospectus supplement), if when exercising either defeasance or covenant defeasance, we have delivered to the trustee an irrevocable notice to redeem all of the outstanding debt securities of the applicable series on the Defeasance Redemption Date;

  (2)
  in the case of defeasance, we shall have delivered to the trustee an opinion of independent counsel in the United States stating that (A) we have received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of issuance of the applicable debt securities, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon the opinion of independent counsel in the United States shall confirm that, the holders of the outstanding debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred;

  (3)
  in the case of covenant defeasance, we shall have delivered to the trustee an opinion of independent counsel in the United States to the effect that the holders of the applicable debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;

  (4)
  no default or event of default shall have occurred and be continuing on the date of the deposit or insofar as clause (7) or (8) under the first paragraph under "—Events of Default" are concerned, at any time during the period ending on the 91st day after the date of deposit;

  (5)
  the defeasance or covenant defeasance shall not cause the trustee for the applicable debt securities to have a conflicting interest with respect to any of our securities or securities of any guarantor;

  (6)
  the defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which we or any guarantor is a party or by which it is bound;

  (7)
  we shall have delivered to the trustee an opinion of independent counsel to the effect that (A) the trust funds will not be subject to any rights of holders of senior debt or guarantor senior debt, including, without limitation, those arising under the indenture and (B) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

  (8)
  we shall have delivered to the trustee an officers' certificate stating that we did not make the deposit with the intent of preferring the holders of the debt securities or any guarantee over our other creditors or the other creditors of any guarantor with the intent of defeating, hindering, delaying or defrauding our creditors, or the creditors of any guarantor or others;

  (9)
  no event or condition shall exist that would prevent us from making payments of the principal of, premium, if any, and interest on the debt securities on the date of the deposit or at any time ending on the 91st day after the date of the deposit; and

  (10)
  we shall have delivered to the trustee an officers' certificate and an opinion of independent counsel, each stating that all conditions precedent provided for relating to either the defeasance or the covenant defeasance, as the case may be, have been complied with.

Notices

        Unless we inform you otherwise in the applicable prospectus supplement, notices to holders of registered debt securities will be given by mail to the addresses of the holders as they may appear in the register.

Owner of Debt Securities

        Unless otherwise provided in the applicable prospectus supplement relating to the debt securities of a particular series, the trustees, any agent of ours, any agent of the trustees, and we may treat the person in whose name a debt security in registered form is registered, and may treat the bearer of a debt security in bearer form, as the absolute owner thereof (whether or not the debt security may be overdue) for the purpose of receiving payment and for all other purposes.

Governing Law

        Unless we inform you otherwise in the applicable prospectus supplement, the indenture, the debt securities and any guarantees will be governed by the laws of the State of New York.

The Trustee

        The trustee for each series of debt securities will be identified in the applicable prospectus supplement. Each indenture will contain certain limitations on the right of a trustee thereunder, as our creditor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any claim as security or otherwise.

        The holders of a majority in principal amount of all outstanding debt securities of a series (or if more than one series is affected thereby, of all series so affected, voting as a single class) will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy or power available to the trustee for the series.

        In case an event of default shall occur (and shall not be cured) under any indenture relating to a series of debt securities and is known to the trustee under the indenture, the trustee shall exercise the rights and powers vested in it by the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. Subject to these provisions, no trustee will be under any obligation to exercise any of its rights or powers under the applicable indenture at the request of any of the holders of debt securities unless they shall have offered to the trustee security and indemnity satisfactory to it.

DESCRIPTION OF CAPITAL STOCK

General

        We currently have two classes of common stock, each having a par value of $.01 per share, and two classes of issued and outstanding preferred stock, also with a par value of $.01 per share.

        The following summary of our capital stock does not purport to be complete and is subject to detailed provisions of, and is qualified in its entirety by reference to, our Amended and Restated Articles of Incorporation (the "Amended Certificate"). The Amended Certificate is an exhibit to the registration statement of which this prospectus is a part and is available as set forth under "Available Information."

        The Amended Certificate authorizes us to issue up to 500,000,000 shares of Class A common stock, par value $.01 per share, 140,000,000 shares of Class B common stock, par value $.01 per share, and 10,000,000 shares of preferred stock, par value $.01 per share. As of March 31, 2002, 85,370,503 shares of common stock, consisting of 42,646,469 shares of Class A common stock and 42,724,034 shares of Class B common stock, were issued and outstanding, 2,062,000 shares of Series C preferred stock were issued and outstanding and 85,370,503 shares of Series D preferred stock were issued and outstanding.

Common Stock

        The rights of the holders of the Class A common stock and Class B common stock are substantially identical in all respects, except for voting rights and the right of Class B common stock to convert into Class A common stock. The holders of the Class A common stock are entitled to one vote per share. The holders of the Class B common stock are entitled to ten votes per share except as described below. The holders of all classes of common stock entitled to vote will vote together as a single class on all matters presented to the stockholders for their vote or approval except as otherwise required by the general corporation laws of the State of Maryland ("Maryland General Corporation Law"). Except for transfers to a permitted transferee (generally, related parties of David D. Smith, Frederick G. Smith, J. Duncan Smith or Robert E. Smith (whom we refer to as the controlling stockholders), any transfer of shares of Class B common stock held by any of the controlling stockholders will cause the shares to be automatically converted to Class A common stock. In addition, if the total number of shares of common stock held by the controlling stockholders falls to below 10%

of the total number of shares of common stock outstanding, all of the outstanding shares of Class B common stock automatically will be classified as Class A common stock. In any merger, consolidation or business combination, the consideration to be received per share by the holders of the Class A common stock must be identical to that received by the holders of the Class B common stock, except that in any transaction in which shares of a third party's common stock are distributed in exchange for Sinclair's common stock, the shares may differ as to voting rights to the extent that the voting rights now differ among the classes of common stock.

        The holders of Class A common stock and Class B common stock will vote as a single class, with each share of each class entitled to one vote per share, with respect to any proposed (a) "going private" transaction; (b) sale or other disposition of all or substantially all of our assets; (c) sale or transfer which would cause a fundamental change in the nature of our business; or (d) merger or consolidation of our Company in which the holders of our common stock will own less than 50% of the common stock following the transaction. A "going private" transaction is defined as any "Rule 13e-3 transaction," as the term is defined in Rule 13e-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") between us and (1) the controlling stockholders, (2) any affiliate of the controlling stockholders, or (3) any group of which the controlling stockholders are an affiliate or of which the controlling stockholders are a member. An "affiliate" is defined as (1) any individual or entity who or that, directly or indirectly, controls, is controlled by, or is under the common control of the controlling stockholders; (2) any corporation or organization (other than us or one of our majority-owned subsidiaries) of which any of the controlling stockholders is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of voting securities or in which any of the controlling stockholders has a substantial beneficial interest; (3) a voting trust or similar arrangement pursuant to which the controlling stockholders generally control the vote of the shares of common stock held by or subject to any trust or arrangement; (4) any other trust or estate in which any of the controlling stockholders has a substantial beneficial interest or as to which any of the controlling stockholders serves as a trustee or in a similar fiduciary capacity; or (5) any relative or spouse of the controlling stockholders or any relative of the spouse who has the same residence as any of the controlling stockholders.

        Under Maryland General Corporation Law, the holders of common stock are entitled to vote as a separate class with respect to any amendment of the Amended Certificate that would increase or decrease the aggregate number of authorized shares of the class, increase or decrease the par value of the shares of the class, or modify or change the powers, preferences or special rights of the shares of the class so as to affect the class adversely.

        Our stockholders have no preemptive rights or other rights to subscribe for additional shares, except that the Class B common stock is convertible into Class A common stock by the holders thereof. Except as described in the prior sentence, no shares of any class of common stock have conversion rights or are subject to redemption. Subject to the rights of any outstanding preferred stock which may be hereafter classified and issued, holders of common stock are entitled to receive dividends, if any, as may be declared by our board of directors out of funds legally available therefor and to share, regardless of class, equally on a share-for-share basis in any assets available for distribution to stockholders on liquidation, dissolution or winding up of Sinclair. Under our bank credit agreement, the existing indentures, the terms of the Series C preferred stock and certain of our other debt, our ability to declare common stock dividends is restricted.

Existing Preferred Stock

        Series C Preferred Stock.    As of March 31, 2002, we have issued and outstanding 2,062,000 shares of Series C preferred stock, all of which shares are held by KDSM, Inc., one of our wholly-owned subsidiaries. Each share of Series C preferred stock has a liquidation preference (the "liquidation amount") of $100 plus an amount equal to any accumulated and unpaid dividends (whether or not earned or declared) to the date of payment. KDSM, Inc. purchased the Series C preferred stock from the proceeds of $206,200,000 aggregate principal amount of 11 5/8% Senior Debentures due 2009 (the "KDSM Senior Debentures"), all of which are held by Sinclair Capital, a trust, all of the common securities of which are held by KDSM, Inc. The obligations of KDSM, Inc. under the KDSM Senior Debentures are secured by the Series C preferred stock. The trust purchased the KDSM Senior Debentures with the proceeds of $200 million aggregate liquidation value of 11 5/8% High Yield Trust Offered Preferred Securities (the "preferred securities") plus the proceeds of the issuance to KDSM, Inc. of $6.2 million of common securities of the trust. Sinclair has guaranteed the obligations under the preferred securities, on a junior subordinated basis in an amount equal to the lesser of (a) the full liquidation preference plus accumulated and unpaid dividends to which the holders of the preferred securities are lawfully entitled, and (b) the amount of the trust's legally available assets remaining after the satisfaction of all claims of other parties which, as a matter of law, are prior to those of the holders of the preferred securities. Sinclair has also agreed to fully and unconditionally guarantee the payment of the KDSM Senior Debentures on a junior subordinated basis if and effective as of the time the KDSM Senior Debentures are distributed to holders of the preferred securities in certain circumstances.

        The Series C preferred stock has a maturity date of March 15, 2009, and will be mandatorily redeemable on its maturity date. With respect to dividend rights and rights upon liquidation, winding-up and dissolution of Sinclair, the Series C preferred stock ranks senior to the our common stock and on an equal basis with our Series D preferred stock.

        Dividends on the Series C preferred stock are payable quarterly at a rate per annum of 12 5/8% of the stated liquidation amount of $100 per share and cumulate from March 12, 1997. Dividends are payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year to the holders of record on the March 1, June 1, September 1 and December 1 next preceding each dividend payment date. We have the right, at any time and from time to time, to defer dividend payments for up to three consecutive quarters (each a "dividend extension period"); provided that we will be required to pay all dividends due and owing on the Series C preferred stock at least once every four quarters and must pay all dividends due and owing on the Series C preferred stock on March 25, 2009. The remedy for the holders of the Series C preferred stock upon a failure to pay all dividends due and owing thereon at least once every four quarters (or for any other breaches under the Series C preferred stock) is the right to elect two directors to our board of directors.

        Holders of the Series C preferred stock do not have any voting rights in ordinary circumstances. However, the vote of the holders of a majority in aggregate liquidation amount of outstanding Series C preferred stock (100% in certain circumstances) is required to approve any amendment to the Amended Certificate or the Articles Supplementary to the Amended Certificate that govern the Series C preferred stock (the "Series C Articles Supplementary") that would adversely affect the powers, preferences or special rights of the holders of the Series C preferred stock or cause the liquidation, dissolution or winding-up of Sinclair. In addition, the approval of the holders of a majority in aggregate liquidation amount of outstanding Series C preferred stock is required to approve the issuance of any preferred stock by Sinclair which is senior to the Series C preferred stock in right of payment. In addition, upon a Voting Rights Triggering Event (which includes a failure to pay dividends as described above, a failure to make a change of control offer as defined below, a failure to redeem the Series C preferred stock upon maturity and a breach of the covenants described below), the holders of a majority in aggregate liquidation amount of the outstanding Series C preferred stock have the right to elect two directors to the board of directors of Sinclair. KDSM, Inc., as the holder of the Series C preferred stock, has agreed not to take or consent to any actions or waive any rights under the Series C preferred stock or elect any directors without the approval of the holders of the majority in principal amount of the KDSM Senior Debentures. The trust, as the holder of the KDSM Senior Debentures, has in turn agreed that it will not provide the approval without the approval of the holders of a majority in aggregate liquidation value of the outstanding preferred securities (100% in certain circumstances).

        The Series C Articles Supplementary contain certain covenants, including, but not limited to, covenants with respect to the following matters: (1) limitation on indebtedness; (2) limitation on restricted payments; (3) limitation on transactions with affiliates; (4) limitation on sale of assets; (5) limitation on unrestricted subsidiaries; (6) restrictions on mergers, consolidations and the transfer of all or substantially all of the assets of Sinclair to another person; (7) provision of financial statements; and (8) limitation on the issuance of senior preferred stock. Violation of any of these covenants (after a grace period in certain circumstances) will be a Voting Rights Triggering Event.

        Upon a change of control (as defined in the applicable indenture), Sinclair is required to make an offer (a "change of control offer") to redeem all or a portion of the shares of Series C preferred stock at 101% of the shares' aggregate liquidation amount, plus accrued and unpaid dividends, if any, to the date of redemption unless and for so long as the redemption is prohibited by the terms of our bank credit agreement or the existing indentures. If Sinclair does not make and consummate a change of control offer upon a change of control, the holders of the Series C preferred stock will have the right to elect two directors to the board of directors of Sinclair.

        Series D Convertible Exchangeable Preferred Stock.    As of March 31, 2002, we had issued and outstanding 3,450,000 shares of Series D convertible exchangeable preferred stock. Each share of Series D convertible exchangeable preferred stock has a liquidation preference of $50 plus an amount equal to any accrued and unpaid dividends.

        With respect to dividends and amounts payable upon the liquidation, dissolution or winding up of Sinclair, the Series D convertible exchangeable preferred stock will rank (1) junior in right of payment to all indebtedness of Sinclair and its subsidiaries, (2) senior to the Class A common stock and the Class B common stock, and (3) on an equal basis with the Series C preferred stock. Dividends on the Series D convertible exchangeable preferred stock are cumulative and accrue from September 23, 1997, the date of issuance, and are payable quarterly commencing on December 15, 1997, in the amount of $3.00 per share annually, when, as and if declared by the board of directors out of legally available funds.

        Holders of Series D convertible exchangeable preferred stock do not have any voting rights in ordinary circumstances. In exercising any voting rights, each outstanding share of Series D convertible exchangeable preferred stock will be entitled to one vote. Whenever dividends on the Series D convertible exchangeable preferred stock are in arrears in an aggregate amount equal to at least six quarterly dividends (whether or not consecutive), the size of our board of directors will be increased by two (or, if the size of the board of directors cannot be so increased, we shall cause the removal or resignation of a sufficient number of directors), and the holders of a majority of the Series D convertible exchangeable preferred stock, voting separately as a class, will be entitled to select two directors to the board of directors at (1) any annual meeting of stockholders at which directors are to be elected held during the period when the dividends remain in arrears or (2) a special meeting of stockholders called by us at the request of the holders of the Series D convertible exchangeable preferred stock. These voting rights will terminate when all dividends in arrears and for the current quarterly period have been paid in full or declared and set apart for payment. The term of office of the additional directors so elected will terminate immediately upon that payment or provision for payment. Under certain circumstances, we may be required to pay additional dividends if we fail to provide for the board seats referred to above.

        In addition, so long as any Series D convertible exchangeable preferred stock is outstanding, we may not, without the affirmative vote or consent of the holders of at least 66 2/3% of all outstanding shares of Series D convertible exchangeable preferred stock (1) amend, alter or repeal (by merger or otherwise) any provision of the Amended Certificate, or the By-Laws of Sinclair so as to affect adversely the relative rights, preferences, qualifications, limitations or restrictions of the Series D convertible exchangeable preferred stock, (2) authorize any new class of Senior Dividend Stock (as defined), any Senior Liquidation Stock (as defined) or any security convertible into Senior Dividend Stock or Senior Liquidation Stock, or (3) effect any reclassification of the Series D convertible exchangeable preferred stock.

        The shares of Series D convertible exchangeable preferred stock are convertible at the option of the holder at any time, unless previously redeemed or exchanged, into Class A common stock of the Company, at a conversion price of $22.8125 per share of Class A common stock (equivalent to a conversion rate of 2.19178082 shares of Class A common stock per share of Series D convertible exchangeable preferred stock), subject to adjustment in certain events.

        Upon the occurrence of a change of control, each share of Series D convertible exchangeable preferred stock will be convertible at the option of its holder for a limited period into the number of shares of Class A common stock determined by dividing the $50 liquidation preference of such share, plus accrued and unpaid dividends, by the greater of (1) the average of the last reported sales price per share of the Class A common stock for the last five trading days before the change of control or (2) $26.42, as adjusted for stock splits or combinations. Upon a change of control, we may elect to pay holders of the Series D convertible exchangeable preferred stock exercising their special conversion rights an amount in cash equal to the $50 liquidation preference of the Series D convertible exchangeable preferred stock plus any accrued and unpaid dividends, in which event no conversion pursuant to the exercise of the special conversion rights will occur, unless we default in payment of such amounts. A change of control will result in an event of default under our bank credit agreement and could result in the acceleration of all indebtedness under our bank credit agreement. Moreover, our bank credit agreement prohibits us from repurchasing Series D convertible exchangeable preferred stock. A change of control will also require us to offer to redeem the existing notes and the Series C preferred stock.

        The Series D convertible exchangeable preferred stock is redeemable at our option, in whole or from time to time in part, for cash, initially at a price per share equal to 104.20% of the liquidation preference thereof, declining ratably on or after September 15 of each year thereafter to a redemption price equal to 100% of such liquidation preference per share on or after September 15, 2007 plus, in each case, accrued and unpaid dividends. Subject to certain conditions, we may, at our option, on any scheduled date for the payment of dividends on the Series D convertible exchangeable preferred stock, exchange the Series D convertible exchangeable preferred stock, in whole but not in part, for our 6% convertible subordinated debentures due 2012 (the "exchange debentures"). Holders of Series D convertible exchangeable preferred stock so exchanged will be entitled to $1,000 principal amount of exchange debentures for each $1,000 of liquidation preference of Series D convertible exchangeable preferred stock held by such holders at the time of exchange plus an amount per share in cash equal to all accrued but unpaid dividends (whether or not declared) thereon to the date of exchange. The exchange debentures will bear interest payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, commencing on the first such payment date following the date of exchange. At our option, the exchange debentures will be redeemable, in whole or in part, at redemption prices beginning at 104.20% of the principal amount of the Exchange Debentures and decreasing to 100% of such principal amount on September 15, 2007, plus accrued and unpaid interest. Under certain circumstances involving a change of control, holders will have the right to require us to purchase their exchange debentures at a price equal to 100% of the principal amount thereof plus accrued interest. The exchange debentures will be convertible into Class A common stock on substantially the same terms as the Series D convertible exchangeable preferred stock is convertible into Class A common stock. The exchange debentures will be subordinated to all senior indebtedness.

New Preferred Stock

        The particular terms of any series of preferred stock offered hereby will be set forth in the prospectus supplement relating thereto. The rights, preferences, privileges and restrictions, including dividend rights, voting rights, terms of redemption, retirement and sinking fund provisions and liquidation preferences, if any, of the preferred stock of each series offered hereby will be fixed or designated pursuant to Articles Supplementary adopted by the board of directors or a duly authorized committee thereof. The terms, if any, on which shares of any series of preferred stock offered hereby are convertible or exchangeable into common stock or debt securities will also be set forth in the prospectus supplement relating thereto. The terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, in which case the number of shares of common stock to be received by the holders of preferred stock offered hereby would be calculated as of a time and in the manner stated in the applicable prospectus supplement. The description of the terms of a particular series of preferred stock offered hereby that will be set forth in the applicable prospectus supplement does not purport to be complete and is qualified in its entirety by reference to the Articles Supplementary relating to the series.

Depositary Shares

        General.    Sinclair may, at its option, elect to offer receipts for fractional interests ("depositary shares") in preferred stock, rather than full shares of preferred stock. In such event, receipts ("depositary receipts") for depositary shares, each of which will represent a fraction (to be set forth in the prospectus supplement relating to a particular series of preferred stock) of a share of a particular series of preferred stock, will be issued as described below.

        The shares of any series of preferred stock represented by depositary shares will be deposited under a Deposit Agreement (the "Deposit Agreement") between Sinclair and a depositary to be named by Sinclair in a prospectus supplement. Subject to the terms of the Deposit Agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share, to all of the rights and preferences of the preferred stock represented thereby (including dividend, voting, redemption, subscription and liquidation rights). The following summary of certain provisions of the Deposit Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Deposit Agreement, including the definitions therein of certain terms. Copies of the forms of Deposit Agreement and depositary receipt will be filed as exhibits to or incorporated by reference into the Registration Statement of which this prospectus is a part, and the following summary is qualified in its entirety by reference to the exhibits.

        Dividends and Other Distributions. The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary shares relating to the preferred stock in proportion to the numbers of the depositary shares owned by the holders.

        In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares in an equitable manner, unless the depositary determines that it is not feasible to make the distribution, in which case the depositary may sell the property and distribute the net proceeds from the sale to the holders. The amount distributed in any of the foregoing cases may be reduced by any amounts required to be withheld by us or the depositary on account of taxes.

        Withdrawal of Preferred Stock. Upon surrender of depositary receipts at a designated office of the depositary, the owner of the depositary shares evidenced thereby will be entitled to delivery at the office of certificates evidencing preferred stock (but only in whole shares of preferred stock) represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

        Redemption of Depositary Shares. If a series of preferred stock represented by depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the series of preferred stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of the preferred stock. Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of preferred stock so redeemed. If fewer than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, pro rata or by any other equitable method as may be determined by the depositary.

        Voting the Preferred Stock. Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to the preferred stock. Each record holder of the depositary shares on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the preferred stock represented by the holder's depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of the preferred stock represented by the depositary shares in accordance with the instructions, and we will agree to take all reasonable action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holder of depositary shares representing the preferred stock.

        Amendment and Termination of the Deposit Agreement. The form of depositary receipt evidencing the depositary shares and any provision of the Deposit Agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The Deposit Agreement will only terminate if (i) all outstanding depositary shares have been redeemed or (ii) there has been a final distribution in respect of the preferred stock, including in connection with any liquidation, dissolution or winding up of Sinclair and the distribution has been distributed to the holders of depositary receipts.

        Resignation and Removal of Depositary. The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of the appointments. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

        Charges of Depositary. We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and issuance of depositary receipts, all withdrawals of shares of preferred stock by owners of the depositary shares and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and the other charges as they are expressly provided in the Deposit Agreement to be for their accounts.

        Miscellaneous. The depositary will forward all reports and communications from us that are delivered to the depositary and which we are required or otherwise determine to furnish to the holders of the preferred stock.

        Neither the depositary nor Sinclair will be liable under the Deposit Agreement to holders of depositary receipts other than for its gross negligence, willful misconduct or bad faith. Neither Sinclair nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. Sinclair and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Certain Statutory and Charter Provisions

        The following paragraphs summarize certain provisions of the Maryland General Corporation Law and Sinclair's Amended Certificate and By-laws. The summary does not purport to be complete and reference is made to Maryland General Corporation Law and Sinclair's Amended Certificate and By-Laws for complete information.

        Business Combinations. Under the Maryland General Corporation Law, certain "business combinations" (including a merger, consolidation, share exchange, or, in certain circumstances, an asset transfer or issuance of equity securities) between a Maryland corporation and any person who beneficially owns 10% or more of the corporation's stock (an "Interested Stockholder") must be (a) recommended by the corporation's board of directors; and (b) approved by the affirmative vote of at least (i) 80% of the corporation's outstanding shares entitled to vote and (ii) two-thirds of the outstanding shares entitled to vote which are not held by the Interested Stockholder with whom the business combination is to be effected, unless, among other things, the corporation's common stockholders receive a minimum price (as defined in the statute) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for his shares. In addition, an Interested Stockholder or any affiliate thereof may not engage in a "business combination" with the corporation for a period of five (5) years following the date he becomes an Interested Stockholder. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by the board of directors of a Maryland corporation. It is anticipated that our board of directors will exempt from the Maryland statute any business combination with the controlling stockholders, any present or future affiliate or associate of any of them, or any other person acting in concert or as a group with any of the foregoing persons.

        Control Share Acquisitions. The Maryland General Corporation Law provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" may not be voted except to the extent approved by a vote of two-thirds of the votes entitled to be cast by stockholders excluding shares owned by the acquirer, officers of the corporation and directors who are employees of the corporation. "Control shares" are shares which, if aggregated with all other shares previously acquired which the person is entitled to vote, would entitle the acquirer to vote (i) 20% or more but less than one-third of the shares, (ii) one-third or more but less than a majority of the shares, or (iii) a majority of the outstanding shares. Control shares do not include shares the acquiring person is entitled to vote because stockholder approval has previously been obtained. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions.

        A person who has made or proposes to make a control share acquisition and who has obtained a definitive financing agreement with a responsible financial institution providing for any amount of financing not to be provided by the acquiring person may compel the corporation's board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

        Subject to certain conditions and limitations, the corporation may redeem any or all of the control shares, except those for which voting rights have previously been approved, for fair value determined, without regard to voting rights, as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer is entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of the appraisal rights may not be less than the highest price per share paid in the control share acquisition, and certain limitations and restrictions otherwise applicable to the exercise of dissenters' rights do not apply in the context of a control share acquisition.

        The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or to acquisitions approved or excepted by or pursuant to the articles of incorporation or by-laws of the corporation.

        Effect of Business Combination and Control Share Acquisition Statutes. The business combination and control share acquisition statutes could have the effect of discouraging offers to acquire any offer.

        Limitation on Liability of Directors and Officers. Our Amended Certificate provides that, to the fullest extent that limitations on the liability of directors and officers are permitted by the Maryland General Corporation Law, none of our directors or officers shall have any liability to Sinclair or its stockholders for monetary damages. The Maryland General Corporation Law provides that a corporation's charter may include a provision which restricts or limits the liability of its directors or officers to the corporation or its stockholders for money damages except (1) to the extent that it is proved that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received or (2) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. In situations to which the Amended Certificate provision applies, the remedies available to Sinclair or a stockholder are limited to equitable remedies such as injunction or rescission. This provision would not, in the opinion of the SEC, eliminate or limit the liability of directors and officers under the federal securities laws.

        Indemnification. Our Amended Certificate and by-laws provide that we may advance expenses to its currently acting and its former directors to the fullest extent permitted by Maryland General Corporation Law, and that Sinclair shall indemnify and advance expenses to its officers to the same extent as its directors and to the further extent as is consistent with law. The Maryland General Corporation Law provides that a corporation may indemnify any director made a party to any proceeding by reason of service in that capacity unless it is established that (1) the act or omission of the director was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, or (2) the director actually received an improper personal benefit in money, property or services, or (3) in the case of a criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful. The statute permits Maryland corporations to indemnify its officers, employees or agents to the same extent as its directors and to the further extent as is consistent with law.

        We have also entered into indemnification agreements with certain officers and directors that provide that we shall indemnify and advance expenses to the officers and directors to the fullest extent permitted by applicable law in effect on the date of the agreement, and to the greater extent as applicable law may thereafter from time to time permit. The agreements provide for the advancement of expenses (subject to reimbursement if it is ultimately determined that the officer or director is not entitled to indemnification) prior to the final disposition of any claim or proceeding.

Foreign Ownership

        Under the Amended Certificate and to comply with FCC rules and regulations, we are not permitted to issue or transfer on its books any of its capital stock to or for the account of any Alien (as defined) if after giving effect to the issuance or transfer, the capital stock held by or for the account of any Alien or Aliens would exceed, individually or in the aggregate, 25% of our capital stock at any time outstanding. Pursuant to the Amended Certificate, we will have the right to repurchase alien-owned shares at their fair market value to the extent necessary, in the judgment of the board of directors, to comply with the alien ownership restrictions. Any issuance or transfer of capital stock in violation of the prohibition will be void and of no force and effect. The Amended Certificate also provides that no Alien or Aliens shall be entitled to vote, direct or control the vote of more than 25% of the total voting power of all of the shares of our capital stock outstanding and entitled to vote at any time and from time to time. The percentage, however, is 20% in the case our subsidiaries which are direct holders of FCC licenses. In addition, the Amended Certificate provides that no Alien shall be qualified to act as our officer and no more than 25% of the total number of our directors at any time may be Aliens. The Amended Certificate further gives our board of directors all power necessary to administer the above provisions.

Transfer Agent and Registrar

        The Transfer Agent and Registrar for the Class A Common Stock is Mellon Investor Services. The Transfer Agent and Registrar for any preferred securities issued pursuant to this prospectus will be specified in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

General

        We may sell the offered securities in and outside the United States (1) through underwriters or dealers, (2) directly to purchasers, including to our affiliates and stockholders in a rights offering, (3) through agents, or (4) through a combination of any of these methods. The applicable prospectus supplement will include the following information:

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  the terms of the offering;

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  the names of any underwriters or agents;

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  the name or names of any managing underwriter or underwriters;

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  the purchase price or initial public offering price of the securities;

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  the net proceeds from the sale of the securities;

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  any delayed delivery arrangements;

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  any underwriting discounts, commissions and other items constituting underwriters' compensation;

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  any discounts or concessions allowed or reallowed or paid to dealers; and

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  any commissions paid to agents.

        The distribution of the securities described in this prospectus may be effected from time to time in one or more transactions either:

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  at a fixed price or prices, which may be changed;

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  at market prices prevailing at the time of sale;

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  at prices relating to such prevailing market prices; or

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  at negotiated prices.

Sale through Underwriters or Dealers

        If underwriters are used in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

        During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

        Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

        If dealers are used in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

        We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

        We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Remarketing Arrangements

        Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

General Information

        We may have agreements with the agents, dealers, underwriters and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments that the agents, dealers, underwriters or remarketing firms may be required to make. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

LEGAL MATTERS

        The validity of the securities being offered hereby and certain other legal matters regarding the securities will be passed upon for Sinclair by Wilmer, Cutler & Pickering, Baltimore, Maryland, special counsel to Sinclair.

EXPERTS

        The consolidated financial statements and schedules of Sinclair as of December 31, 2001 and 2000 and for each of the years ended December 31, 2001, 2000 and 1999 incorporated by reference in this document, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto. The consolidated financial statements and schedules have been incorporated by reference herein in reliance upon the authority of said firm as experts in auditing and accounting in giving said reports.

        The consolidated financial statements of Acrodyne Communications, Inc. and its subsidiary (Acrodyne) incorporated by reference in this registration statement, to the extent and for the period indicated in their report, have been audited by Arthur Andersen LLP, independent public accountants, and are included herein in reliance upon the authority of said firm as experts in giving said report. Reference is made to said report, which includes an explanatory paragraph with respect to the uncertainty regarding Acrodyne's ability to continue as a going concern as discussed in Note 1 to Acrodyne's financial statements.

        On November 16, 2001, Acrodyne's board of directors decided to retain Grant Thornton LLP as its independent public accountants and dismissed Arthur Andersen LLP (Andersen). During the years ended December 31, 1999 and 2000 and the interim period through November 16, 2001, there were no disagreements with Andersen on any matter of auditing scope or procedure, accounting principles or practices, or financial statement disclosures, which disagreements, if not resolved to the satisfaction of Andersen, would have caused them to make reference to the subject matter of the disagreement in connection with their reports on the financial statements. As of November 16, 2001, Acrodyne had not filed its 2001 interim period financial statements on Form 10-Q. Accordingly, Andersen did not perform a review of these financial statements in accordance with the American Institute of Certified Public Accountants (AICPA) Statement on Auditing Standards No. 71 for such periods. Also, as disclosed in Acrodyne's Forms 10-Q for 1999 and 2000, Acrodyne concluded that its internal controls for the preparation of interim financial information did not provide an adequate basis for its independent public accountants to complete reviews of the quarterly data in accordance with standards established by the AICPA. Andersen's audit report on Acrodyne's financial statements for the year ended December 31, 1999 contained no adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles. Andersen's report on Acrodyne's financial statements for the year ended December 31, 2000 contained an explanatory paragraph regarding Acrodyne's ability to continue as a going concern.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

        The following table sets forth the fees and expenses in connection with the issuance and distribution of the securities being registered. Except for the SEC registration fee, all amounts are estimates.

SEC registration fee	$32,200
Accounting fees and expenses	$50,000
Legal fees and expenses	$100,000
Blue sky fees and expenses (including counsel fees)	$10,000
Printing and engraving expenses	$100,000
Trustee fees and expenses	$10,000
Rating agency fees	$15,000
Miscellaneous expenses	$7,800

Total	$325,000

Item 15. Indemnification of Directors and Officers.

        The Articles of Amendment and Restatement and By-Laws of Sinclair state that Sinclair shall indemnify, and advance expenses to, its directors and officers whether serving Sinclair or at the request of another entity to the fullest extent permitted by and in accordance with Section 2-418 of the Maryland General Corporation Law. Section 2-418 contains certain provisions which establish that a Maryland corporation may indemnify any director or officer made party to any proceeding by reason of service in that capacity, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with such proceeding unless it is established that the director's or officer's act or omission was material to the matter giving rise to the proceeding and the director or officer (i) acted in bad faith or with active and deliberate dishonesty; (ii) actually received an improper personal benefit in money, property or services; or (iii) in the case of a criminal proceeding, had reasonable cause to believe that his act was unlawful. However, if the proceeding was one by or in the right of the corporation, indemnification may not be made if the director or officer is adjudged to be liable to the corporation. The statute also provides for indemnification of directors and officers by court order.

        Section 12 of Article II of the Amended By-Laws of Sinclair provides as follows:

        A director shall perform his duties as a director, including his duties as a member of any Committee of the Board upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interests of Sinclair, and with such care as an ordinarily prudent person in a like position would use under similar circumstances. In performing his duties, a director shall be entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, in each case prepared or presented by:

  (a) one or more officers or employees of Sinclair whom the director reasonably believes to be reliable and competent in the matters presented;

  (b) counsel, certified public accountants, or other persons as to matters which the director reasonably believes to be within such person's professional or expert competence; or

  (c) a Committee of the Board upon which he does not serve, duly designated in accordance with a provision of the Articles of Incorporation or the By-Laws, as to matters within its designated authority, which Committee the director reasonably believes to merit confidence.

        A director shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause such reliance described above to be unwarranted. A person who performs his duties in compliance with this Section shall have no liability by reason of being or having been a director of Sinclair.

        Sinclair has also entered into indemnification agreements with certain officers and directors which provide that Sinclair shall indemnify and advance expenses to such officers and directors to the fullest extent permitted by applicable law in effect on the date of the agreement, and to such greater extent as applicable law may thereafter from time to time permit. Such agreements provide for the advancement of expenses (subject to reimbursement if it is ultimately determined that the officer or director is not entitled to indemnification) prior to the disposition of any claim or proceeding.

Item 16. Exhibits and Financial Statement Schedules.

        The exhibit index is incorporated by reference in this registration statement.

Item 17. Undertakings.

        The undersigned registrant hereby undertakes:

  (a)
  to file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

  (i)
  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  (ii)
  to reflect in the prospectus any fact or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the Calculation of Registration Fee table in the effective registration statement;

  (iii)
  to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;

    provided, however, that the undertakings set forth in the paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

  (b)
  that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c)
  to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (d)
  that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (e)
  that, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

  (f)
  that, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (a) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

  (g)
  that, for purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (h)
  to file an application for the purposes of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of such Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hunt Valley, State of Maryland on April 22, 2002.

SINCLAIR BROADCAST GROUP, INC.
By:	/s/ DAVID D. SMITH
David D. Smith Chief Executive Officer and President
GUARANTORS
CHESAPEAKE TELEVISION, INC.
KSMO, INC.
WCGV, INC.
SINCLAIR ACQUISITION IV, INC.
WLFL, INC.
SINCLAIR MEDIA I, INC.
WSMH, INC.
SINCLAIR MEDIA II, INC.
WSTR LICENSEE, INC.
WGME, INC.
SINCLAIR MEDIA III, INC.
WTTE, CHANNEL 28 LICENSEE, INC.
WTTO, INC.
WTVZ, INC.
WYZZ, INC.
KOCB, INC.
FSF-TV, INC.
KSMO LICENSEE, INC.
WDKY, INC.
WYZZ LICENSEE, INC.
KLGT, INC.
SINCLAIR TELEVISION COMPANY II, INC.
SINCLAIR COMMUNICATIONS, INC.
WSYX LICENSEE, INC.
WGGB, INC.
WTWC, INC.
SINCLAIR COMMUNICATIONS II, INC.
SINCLAIR HOLDINGS I, INC.
SINCLAIR HOLDINGS II, INC.
SINCLAIR HOLDINGS III, INC.
SINCLAIR TELEVISION COMPANY, INC.
SINCLAIR TELEVISION OF BUFFALO, INC.
SINCLAIR TELEVISION OF CHARLESTON, INC.
SINCLAIR TELEVISION OF NASHVILLE, INC.

SINCLAIR TELEVISION OF NEVADA, INC.
SINCLAIR TELEVISION OF OKLAHOMA, INC.
SINCLAIR TELEVISION OF TENNESSEE, INC.
SINCLAIR TELEVISION LICENSE HOLDER, INC.
SINCLAIR TELEVISION OF DAYTON, INC.
SINCLAIR ACQUISITION VII, INC.
SINCLAIR ACQUISITION VIII, INC.
SINCLAIR ACQUISITION IX, INC.
SINCLAIR ACQUISITION X, INC.
SINCLAIR ACQUISITION XI, INC.
SINCLAIR ACQUISITION XII, INC.
MONTECITO BROADCASTING CORPORATION
CHANNEL 33, INC.
WNYO, INC.
NEW YORK TELEVISION, INC.
BIRMINGHAM (WABM-TV) LICENSEE, INC.
RALEIGH (WRDC-TV) LICENSEE, INC.
SAN ANTONIO (KRRT-TV) LICENSEE, INC.
WVTV LICENSEE, INC.
By:	/s/ DAVID B. AMY
David B. Amy Secretary (as to all)
SINCLAIR PROPERTIES, LLC
SINCLAIR PROPERTIES II, LLC
By:	/s/ DAVID D. SMITH
David D. Smith Manager (as to both)
By:	/s/ DAVID B. AMY
David B. Amy Manager (as to both)
KBSI LICENSEE L.P.
KETK LICENSEE L.P.
WMMP LICENSEE L.P.
WSYT LICENSEE L.P.
By:	Sinclair Properties, LLC, General Partner
By:	/s/ DAVID B. AMY
David B. Amy Manager

WEMT LICENSEE L.P.
WKEF LICENSEE L.P.
By:	Sinclair Properties II, LLC, General Partner
By:	/s/ DAVID B. AMY
David B. Amy Manager
WGME LICENSEE LLC
By:	WGME, Inc., Member
By:	/s/ DAVID B. AMY
David B. Amy Secretary
WICD LICENSEE, LLC
WICS LICENSEE, LLC
KGAN LICENSEE, LLC
By:	Sinclair Acquisition IV, Inc., Member
By:	/s/ DAVID B. AMY
David B. Amy Secretary
WSMH LICENSEE, LLC
By:	WSMH, Inc., Member
By:	/s/ DAVID B. AMY
David B. Amy Secretary

WPGH LICENSEE, LLC
KDNL LICENSEE, LLC
WCWB LICENSEE, LLC
By:	Sinclair Media I, Inc., Member
By:	/s/ DAVID B. AMY
David B. Amy Secretary
WTVZ LICENSEE, LLC
By:	WTVZ, Inc., Member
By:	/s/ DAVID B. AMY
David B. Amy Secretary
CHESAPEAKE TELEVISION LICENSEE, LLC
KABB LICENSEE, LLC
SCI-SACRAMENTO LICENSEE, LLC
WLOS LICENSEE, LLC
By:	Chesapeake Television, Inc., Member
By:	/s/ DAVID B. AMY
David B. Amy Secretary
KLGT LICENSEE, LLC
By:	KLGT, Inc., Member
By:	/s/ DAVID B. AMY
David B. Amy Secretary

WCGV LICENSEE, LLC
By:	WCGV, Inc., Member
By:	/s/ DAVID B. AMY
David B. Amy Secretary
SCI-INDIANA LICENSEE, LLC
KUPN LICENSEE, LLC
WEAR LICENSEE, LLC
By:	Sinclair Media II, Inc., Member
By:	/s/ DAVID B. AMY
David B. Amy Secretary
WLFL LICENSEE, LLC
By:	WLFL, Inc., Member
By:	/s/ DAVID B. AMY
David B. Amy Secretary
WTTO LICENSEE, LLC
By:	WTTO, Inc., Member
By:	/s/ DAVID B. AMY
David B. Amy Secretary

WTWC LICENSEE, LLC
By:	WTWC, Inc., Member
By:	/s/ DAVID B. AMY
David B. Amy Secretary
WGGB LICENSEE, LLC
By:	WGGB, Inc., Member
By:	/s/ DAVID B. AMY
David B. Amy Secretary
KOCB LICENSEE, LLC
By:	KOCB, Inc., Member
By:	/s/ DAVID B. AMY
David B. Amy Secretary
WDKY LICENSEE, LLC
By:	WDKY, Inc., Member
By:	/s/ DAVID B. AMY
David B. Amy Secretary
KOKH LICENSEE, LLC
By:	Sinclair Television of Oklahoma, Inc., Member
By:	/s/ DAVID B. AMY
David B. Amy Secretary

WUPN LICENSEE, LLC
By:	Sinclair Television of Buffalo, Inc., Member
By:	/s/ DAVID B. AMY
David B. Amy Secretary
WUXP LICENSEE, LLC
By:	Sinclair Television of Tennessee, Inc., Member
By:	/s/ DAVID B. AMY
David B. Amy Secretary
WCHS LICENSEE, LLC
By:	Sinclair Media III, Inc., Member
By:	/s/ DAVID B. AMY
David B. Amy Secretary
SINCLAIR FINANCE, LLC
By:	KLGT, Inc., Member
By:	/s/ DAVID B. AMY
David B. Amy Secretary

WMSN LICENSEE, LLC
WRLH LICENSEE, LLC
WUTV LICENSEE, LLC
WXLV LICENSEE, LLC
WZTV LICENSEE, LLC
By:	Sinclair Television Company II, Inc., Member
By:	/s/ DAVID B. AMY
David B. Amy Secretary
WUHF LICENSEE, LLC
By:	Sinclair Television Company, Inc., Member
By:	/s/ DAVID B. AMY
David B. Amy Secretary

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David D. Smith and David B. Amy, and each of them, with full power of substitution and resubstitution and each with full power to act without the other, his or her true and lawful attorney-in-fact and agent, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission or any state, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on April 22, 2002, in the capacities indicated.

Signature	Title
/s/ DAVID D. SMITH David D. Smith
Chairman of the Board, Chief Executive Officer, President and Director of Sinclair Broadcast Group, Inc. and President and Director, or such other capacity identified above, of the Guarantors listed above (Principal Executive Officer of Sinclair Broadcast Group, Inc. and the Guarantors listed above)
/s/ DAVID B. AMY David B. Amy
Executive Vice President and Chief Financial Officer of Sinclair Broadcast Group, Inc. and Treasurer and Director, or such other capacity identified above, of the Guarantors listed above (Principal Financial and Accounting Officer of Sinclair Broadcast Group, Inc. and the Guarantors listed above)
/s/ FREDERICK G. SMITH Frederick G. Smith	Director of Sinclair Broadcast Group, Inc. and Sinclair Communications, Inc.
/s/ J. DUNCAN SMITH J. Duncan Smith	Director of Sinclair Broadcast Group, Inc. and Sinclair Communications, Inc.
/s/ ROBERT E. SMITH Robert E. Smith	Director of Sinclair Broadcast Group, Inc. and Sinclair Communications, Inc.
/s/ BASIL A. THOMAS Basil A. Thomas	Director of Sinclair Broadcast Group, Inc. and Sinclair Communications, Inc.
/s/ LAWRENCE E. MCCANNA Lawrence E. McCanna	Director of Sinclair Broadcast Group, Inc. and Sinclair Communications, Inc.
/s/ DANIEL C. KEITH Daniel C. Keith	Director of Sinclair Broadcast Group, Inc. and Sinclair Communications, Inc.

EXHIBIT INDEX

Exhibit Number	Description
1.1	Form of Underwriting Agreement.*
3.1	Amended and Restated Certificate of Incorporation.(1)
3.2	By-laws.(2)
4.1	Form of Senior Indenture.
4.2	Form of Senior Subordinated Indenture.
4.3	Form of Preferred Stock Certificate.*
4.4	Form of Depositary Agreement.*
4.5	Form of Depositary Receipt.*
5.1	Opinion of Wilmer, Cutler & Pickering.
12	Statement Regarding Computation of Ratio of Earnings to Fixed Charges.
23.1	Consent of Independent Public Accountants (regarding Sinclair financial statements).
23.2	Consent of Independent Public Accountants (regarding Acrodyne financial statements).
23.3	Consent of Wilmer, Cutler & Pickering (included in exhibit 5.1).
24	Power of attorney (included on the signature page of this registration statement).
25.1	Statement of Eligibility on Form T-1 of Trustee under the Senior Indenture.**
25.2	Statement of Eligibility on Form T-1 of Trustee under the Subordinated Debt Indenture.**

*
To be filed either by amendment or as an exhibit to a report on Form 8-K under the Securities Exchange Act of 1934, and incorporated herein by reference
**
To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act and Rule 5b-3 thereunder.
(1)
Incorporated by reference from our Report on Form 10-Q for the quarter ended June 30, 1998.
(2)
Incorporated by reference from our Registration Statement on Form S-1, No. 33-90682.

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TABLE OF ADDITIONAL REGISTRANTS
TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
DISCLOSURE REGARDING FORWARD LOOKING STATEMENTS
WHERE YOU CAN FIND MORE INFORMATION
SINCLAIR BROADCAST GROUP, INC.
RISK FACTORS
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF CAPITAL STOCK
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX